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EXECUTION COPY

Exhibit 4.1

JOSTENS HOLDING CORP.

10 1/4% Senior Discount Notes Due 2013

INDENTURE

Dated as of December 2, 2003

BNY MIDWEST TRUST COMPANY

Trustee

TABLE OF CONTENTS

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.01.	Definitions.	1
SECTION 1.02.	Other Definitions.	25
SECTION 1.03.	Incorporation by Reference of Trust Indenture Act	26
SECTION 1.04.	Rules of Construction	27

ARTICLE II

The Securities

ARTICLE III

REDEMPTION

i

ARTICLE IV

Covenants

ARTICLE V

Successor Company

SECTION 5.01.	Merger, Consolidation and Sale of All or Substantially All Assets of the Company	64

ARTICLE VI

Defaults and Remedies

ARTICLE VII

Trustee

ARTICLE VIII

Discharge of Indenture; Defeasance

ARTICLE IX

Amendments and Waivers

ARTICLE X

Miscellaneous

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N/A
(a)(4)	N/A
(b)	7.08; 7.10
(c)	N/A
311(a)	7.11
(b)	7.11
(c)	N/A
312(a)	2.05
(b)	10.03
(c)	10.03
313(a)	7.06
(b)(1)	N/A
(b)(2)	7.06
(c)	10.02
(d)	7.06
314(a)	4.02; 4.09
(b)	N/A
(c)(1)	10.04
(c)(2)	10.04
(c)(3)	10.04
(d)	N/A
(e)	10.05
(f)	N/A
315(a)	7.01
(b)	7.05; 10.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	10.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N/A
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	10.01

N/A means Not Applicable

Note:    This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

v

        INDENTURE dated as of December 2, 2003, between JOSTENS HOLDING CORP., a Delaware corporation (the "Company"), and BNY MIDWEST TRUST COMPANY, an Illinois trust company (the "Trustee").

        Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Company's 10 1/4% Senior Discount Notes Due 2013 issued on the date hereof, (b) any Additional Securities (as defined herein) that may be issued on any other Issue Date (all such Securities in clauses (a) and (b) being referred to collectively as the "Initial Securities"), (c) if and when issued as provided in a Registration Rights Agreement of the Company's 10 1/4% Senior Discount Notes Due 2013 issued in a Registered Exchange Offer (as defined below) in exchange for any Initial Securities (the "Exchange Securities") and (d) if and when issued as provided in a Registration Rights Agreement, the Private Exchange Securities (as defined) issued in a Private Exchange (as defined) (the "Private Exchange Securities," and together with the Initial Securities and any Exchange Securities issued hereunder, the "Securities").

ARTICLE I

Definitions and Incorporation by Reference

        SECTION 1.01.    Definitions.

        "Accreted Value" means, as of any date (the "Specified Date"), the amount provided below for each $1,000 principal amount at maturity of Securities:

  (a)
  if the Specified Date occurs on one of the following dates (each, a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

Semi-Annual Accrual Date	Accreted Value
Issue Date	$606.82
June 1, 2004	$637.75
December 1, 2004	$670.43
June 1, 2005	$704.79
December 1, 2005	$740.91
June 1, 2006	$778.88
December 1, 2006	$818.80
June 1, 2007	$860.76
December 1, 2007	$904.88
June 1, 2008	$951.25
December 1, 2008	$1,000.00
  (b)
  if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (1) the original issue price of a note and (2) an amount equal to the product of (A) the Accreted Value for the first Semi-Annual Accrual Date less such original issue price multiplied by (B) a fraction, the numerator of which is the number of days from the Issue Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Issue Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

  (c)
  if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal to the sum of (1) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (2) an amount equal to the product of (A) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (B) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of 12 30-day months, and the denominator of which is 180 (or, if the Semi-Annual Accrual Date immediately preceding the Specified Date is the Issue Date, the denominator of which is the number of days from and including the Issue Date to and excluding the next Semi-Annual Accrual Date); or

  (d)
  if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

        Notwithstanding the foregoing, if additional interest accrues on the Securities on or prior to December 1, 2008 as a result of a Registration Default under the Registration Rights Agreement, such additional interest will be added to the Accreted Value, and the Accreted Value as of any Specified Date will equal the sum of (A) the Accreted Value, as calculated above, as of the date such additional interest began to accrue, plus (B) the amount of interest that would accrue on the Accreted Value from time to time on a daily basis at a rate of interest per annum equal to the sum of 10.25% per annum plus the rate of such additional interest as applicable from time to time, compounded semi-annually on each Semi-Annual Accrual Date from the date such additional interest began to accrete through the Specified Date, computed on the basis of a 360-day year of twelve 30-day months. If such an event were to occur, the Accreted Value on and after the last Semi-Annual Accrual Date would exceed $1,000.

        "Acquired Debt" means, with respect to any specified Person: (a) Debt of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Debt Incurred in connection with, or in contemplation of, such other Person's merging with or into or becoming a Restricted Subsidiary of such specified Person and (b) Debt secured by a Lien encumbering any asset acquired by such specified Person.

        "Acquisition" means the acquisition of Jostens by the Company on July 29, 2003.

        "Additional Interest" has the meaning given to such term in the Registration Rights Agreement.

        "Additional Securities" shall mean an unlimited amount of Initial Securities initially issued subsequent to the date hereof pursuant to Article II and in compliance with Section 4.03, it being understood that any Securities issued in exchange for or replacement of any Initial Security issued on the Issue Date shall not be an Additional Security, including any such Securities issued pursuant to a Registration Rights Agreement.

        "Adjusted Treasury Rate" means, with respect to any redemption date, (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after December 1, 2008, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.

        "Affiliate" of any specified Person means (a) any other Person which, directly or indirectly, is in control of, controlled by or is under common control with such specified Person, (b) any other Person that owns, directly or indirectly, 15% or more of such specified Person's Voting Stock or (c) any Person who is a director or officer of such Person. For the purpose of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by ownership of securities, by contract, proxy or otherwise.

        "Applicable Premium" means with respect to a Security at any redemption date, the excess of (a) the present value at such redemption date of the redemption price of such Security on December 1, 2008 (such redemption price being described in Section 3.07(b)), computed using a discount rate equal to the Adjusted Treasury Rate, over (b) the Accreted Value of such Security on such redemption date.

        "Applicable Procedures" means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Security, to the extent applicable to such transaction and as in effect from time to time.

        "Asset Sale" means (a) the sale, lease, conveyance or other disposition of any assets or rights (including by way of a sale and leaseback) (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 5.01 and not by Section 4.06), and (b) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries (other than director's qualifying shares), in the case of either clause (a) or (b), whether in a single transaction or a series of related transactions (1) that have a fair market value in excess of 1.0% of Total Assets or (2) for Net Proceeds in excess of 1.0% of Total Assets.

        Notwithstanding the foregoing, the following will not be Asset Sales: (A) a transfer of assets or an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary or a transfer of assets by the Company to a Restricted Subsidiary, (B) a Restricted Payment or Permitted Investment that is permitted by Section 4.04 (including any formation of or contribution of assets to a Subsidiary of the Company or joint venture), (C) leases or subleases to third parties, of real property owned in fee or leased by the Company or its Subsidiaries or a disposition of a lease of real property, in each case, in the ordinary course of business, (D) any disposition of property or assets (including inventory, accounts receivable and licensing agreements) of the Company or any of its Subsidiaries in the ordinary course of business, or that in the reasonable judgment of the Company, have become uneconomic, obsolete or worn out, (E) the disposition of Cash Equivalents or cash, and (F) sales of accounts or other receivables and related assets (or a fractional undivided interest therein) for the fair market value thereof, in a Qualified Receivables Transaction.

        "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of directors.

        "Board of Directors" means, with respect to any Person, the Board of Directors of such Person, or (except if used in the definition of "Change of Control") any authorized committee of the Board of Directors of such Person.

        "Borrowing Base" means, as of any date, an amount equal to the sum of (a) 85% of the aggregate book value of all accounts receivable of the Company and its Restricted Subsidiaries and (b) 60% of the aggregate book value of all inventory owned by the Company and its Restricted Subsidiaries, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company shall use the most recent available information for purposes of calculating the Borrowing Base.

        "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP. For purposes of Section 4.11, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

        "Capital Stock" means (a) in the case of a corporation, corporate stock, (b) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (c) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of stock.

        "Cash Equivalents" means (a) securities issued or directly and fully Guaranteed or insured by the United States government or any agency or instrumentality thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank or trust company having capital and surplus in excess of $300 million, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above, (d) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P") and in each case maturing within one year after the date of acquisition, (e) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P, (f) Debt with a rating of "A" or higher from S&P or "A2" or higher from Moody's, and (g) investment funds investing at least 95% of their assets in securities of the types described in clauses (a) through (d) above.

        "Change of Control" means the occurrence of any of the following events:

  (a)
  any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as that term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

  (b)
  the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Members;

  (c)
  to the extent any Jostens Existing Securities are outstanding, a "Change of Control," as defined in the Jostens Existing Indenture, shall have occurred;

  (d)
  to the extent any shares of Jostens Senior Preferred Stock are issued and outstanding, a "Change of Control," as defined in the Jostens Certificate of Designation shall have occurred; or

  (e)
  the failure at any time by the Company to beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, (1) 100% of the Voting Stock of JIHC (except to the extent JIHC is merged with and into the Company or Jostens in accordance with the terms of this Indenture) or (2) 100% of the Voting Stock of Jostens (except to the extent Jostens is merged with and into the Company or JIHC in accordance with the terms of this Indenture).

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commodity Hedging Agreements" means any futures contract or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in commodities prices.

        "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities from the redemption date to December 1, 2008, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to December 1, 2008.

        "Comparable Treasury Price" means, with respect to any redemption date, if clause (b) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

        "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

  (a)
  plus, to the extent deducted in computing such Consolidated Net Income (without duplication):

  (1)
  Consolidated Interest Expense and the amortization of debt issuance costs, commissions, fees and expenses of such Person and its Restricted Subsidiaries for such period;

  (2)
  provision for taxes based on income or profits (including franchise taxes) of such Person and its Restricted Subsidiaries for such period;

  (3)
  depreciation and amortization expense, including amortization of inventory write-up under APB 16, amortization of intangibles (including goodwill and the non-cash costs of Interest Rate Agreements, Commodity Hedging Agreements or Currency Agreements, license agreements and non-competition agreements), amortization of management fees, non-cash amortization of Capital Lease Obligations, and organization costs; and

  (4)
  expenses and charges related to any equity offering or Incurrence of Debt permitted to be Incurred by this Indenture;

  (5)
  the amount of any restructuring or other type of special charge or reserve;

  (6)
  unrealized gains and losses from hedging, foreign currency or commodities translations and transactions;

    (7)
    expenses consisting of internal software development costs that are expensed during the period but could have been capitalized in accordance with GAAP;

    (8)
    any write-downs, write-offs, and other non-cash charges, items and expenses;

    (9)
    the amount of any expense relating to any minority interest of Restricted Subsidiaries; and

    (10)
    costs of surety bonds in connection with financing activities, and

  (b)
  minus any cash payment for which a reserve or charge of the kind described in clause (a)(5), (a)(8) or (a)(9) was taken previously during such period.

        Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion, including by reason of minority interests) that the Net Income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income.

        "Consolidated Coverage Ratio" means with respect to any Person, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for the four full fiscal quarters ending on or prior to the date the transaction giving rise to the need to calculate the Consolidate Coverage Ratio (the "Calculation Date") for which financial statements are available to the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries Incurs, assumes, Guarantees or redeems any Debt (other than working capital borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Consolidated Coverage Ratio is being calculated but prior to Calculation Date, then the Consolidated Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, Guarantee or redemption of Debt, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers and consolidations that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, and discontinued operations determined in accordance with GAAP on or prior to the Calculation Date, shall be given effect on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers and consolidations or discontinued operations (and the reduction or increase of any associated Consolidated Interest Expense, and the change in Consolidated Cash Flow, resulting therefrom, including because of Pro Forma Cost Savings) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger or consolidation or determined a discontinued operation, that would have required adjustment pursuant to this definition, then the Consolidated Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation or discontinued operations had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a financial or accounting officer of the Company. If any Debt to which pro forma effect is given bears interest at a floating rate, the interest expense on such Debt shall be calculated as if the rate in effect on the Calculation Date had been the applicable interest rate for the entire period (taking into account any Interest Rate Agreement in effect on the Calculation Date). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of (a) the consolidated net interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers' acceptance financings or any Qualified Receivables Transaction, and net payments (if any) pursuant to Hedging Obligations relating to Interest Rate Agreements or Currency Agreements with respect to Debt, excluding, however (1) amortization of debt issuance costs, commissions, fees and expenses and (2) customary commitment, administrative and transaction fees and charges), (b) dividends in respect of any Disqualified Stock of the Company or any Restricted Subsidiary, or cash dividends paid in respect of any Preferred Stock of a Restricted Subsidiary of the Company held by Persons other than the Company or a Subsidiary and (c) commissions, discounts and other fees and charges Incurred in connection with a Qualified Receivables Transaction of the Company or any Restricted Subsidiary, in each case, on a consolidated basis and in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (a) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary of such Person and the net losses of any such Person shall only be included to the extent funded with cash or property from the Company or a Restricted Subsidiary, (b) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders unless such restriction with respect to the payment of dividends has been permanently waived, (except the amount of Net Income excluded from Consolidated Net Income as a result of this clause (b) shall be included in Consolidated Net Income to the extent such restrictions are permitted under Section 4.05 hereto with respect to such Person); (c) except for purposes of calculating the Consolidated Coverage Ratio, the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (d) the cumulative effect of a change in accounting principles shall be excluded (effected either through cumulative effect adjustment or a retroactive application, in each case, in accordance with GAAP), since May 10, 2000, (e) the gain and loss on discontinued operations shall be excluded and (f) non-cash items associated with purchase accounting in connection with the Acquisition shall be excluded.

        "Continuing Members" means, as of any date of determination, any member of the Board of Directors of the Company who:

  (a)
  was a member of Board of Directors of the Company immediately after the Issue Date; or

  (b)
  was nominated for election or elected to the Company's Board of Directors with the approval of, or whose election to the Board of Directors was ratified by, at least a majority of the Continuing Members who were members of the Company's Board of Directors at the time of that nomination or election.

        "Credit Agreement" means the Credit Agreement dated as of July 29, 2003, by and among, JIHC, Jostens, certain of its Subsidiaries, the lenders referred to therein, Credit Suisse First Boston, as Administrative Agent, Credit Suisse First Boston Toronto Branch, as Canadian Administrative Agent, Deutsche Bank Securities Inc., as Syndication Agent, and The Bank of New York, Fleet National Bank and Wells Fargo Bank, N.A., as co-Documentation Agents, together with the related documents thereto (including the term loans and revolving loans thereunder, any Guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Debt Incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

        "Credit Facilities" means, with respect to the Company and its Restricted Subsidiaries, one or more debt facilities (including the facilities available under the Credit Agreement), commercial paper facilities or indentures with banks, insurance companies or other institutional lenders or trustees providing for revolving credit loans, term loans, notes, factoring or other receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from or issue securities to such lenders against such receivables) or letters of credit or other credit facilities, in each case, as amended, restated, modified or Refinanced in whole or in part from time to time.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which the Company or any Restricted Subsidiary is a party or of which it is a beneficiary.

        "Debt" means, with respect to any Person (without duplication):

        (a)    any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) of banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, which purchase price is due more than six months after the date of placing such property in final service or taking final delivery thereof, or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing Debt (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

        (b)    all indebtedness under clause (a) of other Persons secured by a Lien on any asset of such Person (whether or not such Debt is assumed by such Person) provided that the amount of Debt of such Person shall be the lesser of:

          (1)   the fair market value of such asset at such date of determination;

          (2)   the amount of such Debt of such other Persons, and

          (3)   to the extent not otherwise included, the Guarantee by such Person of any Debt under clause (1) of any other Person;

        provided, however, that Debt shall not include:

            (A)  obligations and liabilities in respect of synthetic lease facilities that are accounted for as operating leases in accordance with GAAP (including Guarantees of loans then outstanding by the lenders under any such facility to the lessor thereunder);

            (B)  obligations of the Company or any of its Restricted Subsidiaries arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that:

              (x)   such obligations are not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (x)); and

              (y)   the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

            (C)  (x) obligations under (or constituting reimbursement obligations with respect to) letters of credit, performance bonds, surety bonds, appeal bonds, completion guarantees or similar instruments issued in connection with the ordinary course of a Permitted Business, including letters of credit in respect of workers' compensation claims, security or lease deposits and self-insurance; provided, however, that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing, and (y) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of day-light overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such obligations are extinguished within three business days of Incurrence;

            (D)  purchase price holdbacks in connection with purchasing in the ordinary course of business of the Company and its Restricted Subsidiaries;

            (E)  leases of precious metals used in the ordinary course of business of the Company and its Restricted Subsidiaries, whether or not accounted for as operating leases under GAAP; or

            (F)  customer deposits in the ordinary course of business.

        Except as otherwise expressly provided in this definition, the amount of any Debt outstanding as of any date shall be: (i) the accreted value thereof, in the case of any Debt issued at a discount to par value; and (ii) the principal amount thereof in the case of any other Debt.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Definitive Securities" means Securities that are in the form of Exhibit A, Exhibit B or Exhibit C attached hereto that do not include the Global Securities Legend therein.

        "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.03 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depository" shall mean or include such successor.

        "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (a) required to be redeemed or is redeemable at the option of the holder of such class or series of Capital Stock at any time on or prior to the date that is 91 days after the Stated Maturity of the Securities; or (b) convertible into or exchangeable at the option of the holder thereof for Capital Stock referred to in clause (a) above or Debt having a scheduled maturity on or prior to the date that is 91 days after the Stated Maturity of the Securities. Notwithstanding the preceding sentence, (1) if such Capital Stock is issued to any plan for the benefit of employees or by any such plan to such employees, in each case in the ordinary course of business of the Company or its Subsidiaries, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations, (2) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's purchase of such Securities as are required to be repurchased pursuant to Section 4.08 and (3) the Jostens Senior Preferred Stock having the terms and conditions set forth in the Certificate of Designation for the Senior Jostens Preferred Stock as in effect on the Issue Date shall not constitute Disqualified Stock under this Indenture.

        For purposes hereof, the amount of any Disqualified Stock shall be equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. The "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date as of which the Consolidated Coverage Ratio shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Stock.

        "Distribution Compliance Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.

        "DLJMB" means DLJ Merchant Banking III, Inc., a Delaware Corporation.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means an offering for cash by the Company of any Capital Stock of the Company other than Capital Stock that by its terms or otherwise is:

  (a)
  required to be redeemed or is redeemable at the option of the holder of such Capital Stock at any time; or

  (b)
  convertible into or exchangeable at the option of the holder thereof for Capital Stock referred to in clause (a) above or Debt.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

        "Existing Debt" means Debt of the Company and its Restricted Subsidiaries in existence on the Issue Date, until such amounts are repaid.

        "Foreign Subsidiary" of a Person means any Restricted Subsidiary of such Person that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in: (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants; (b) statements and pronouncements of the Financial Accounting Standards Board; (c) and in such other statements by such other entity as have been approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP as in effect as of May 10, 2000.

        "Global Securities Legend" means the legend set forth in the first paragraph of Exhibit A hereto.

        "Government Notes" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

        "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any Interest Rate Agreements, Currency Agreements or Commodity Hedging Agreements.

        "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

        "Incur" has the meaning set forth in Section 4.03(a). "Incurred" and "Incurrence" shall have correlative meanings.

        "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

        "Indenture" means this Indenture as amended or supplemented from time to time.

        "Initial Purchasers" means Credit Suisse First Boston LLC and Deutsche Bank Securities Inc.

        "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

        "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (but excluding Guarantees of Debt not otherwise prohibited to be Incurred under this Indenture (to the extent that such Guarantees of Debt do not then require cash payments by the Company and in the event that cash payments are then required, such payments shall constitute an Investment under this Indenture only 90 days subsequent to such payment)), advances or capital contributions (excluding commission, travel, payroll, entertainment, relocation and similar advances to officers and employees and profit sharing plan contributions made in the ordinary course of business), and purchases or other acquisitions for consideration of Debt, Equity Interests or other securities. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 4.04(c).

        The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

        "Issue Date" means December 2, 2003.

        "JIHC" means Jostens IH Corp., a Delaware corporation.

        "Jostens" means Jostens, Inc., a Minnesota corporation, and its successors.

        "Jostens Certificate of Designation" means the Certificate of Designation of the Powers, Preferences and Rights of the 14% Senior Redeemable Payment-In-Kind Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Jostens as in effect on May 10, 2000.

        "Jostens Existing Indenture" means the Indenture dated as of May 10, 2000, among Jostens, the Jostens Guarantors and The Bank of New York, as trustee.

        "Jostens Existing Notes" means the Jostens 12 3/4% Senior Subordinated Notes due 2010 issued pursuant to the Jostens Existing Indenture.

        "Jostens Guarantors" means the Subsidiaries of Jostens that have Guaranteed the Jostens Existing Notes.

        "Jostens Senior Preferred Stock" means the 14% Senior Redeemable Payment-In-Kind Preferred Stock issued pursuant to the Jostens Certificate of Designation.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that any property that is the subject of a Sale/Leaseback Transaction shall be deemed to be covered by a Lien.

        "Net Income" means, with respect to any Person and any period, the net income (or loss) of such Person (but not any Subsidiaries) for such period, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends of such Person (but not any Subsidiaries), excluding, however, (1) any extraordinary or non-recurring gains or losses or fees, expenses or charges (including those arising in connection with the Acquisition, the financing thereof and the offering of the Securities) or charges from the sale of assets outside the ordinary course of business, together with any related provision for taxes on such gain or loss or fees, expenses or charges and (ii) gain or loss upon the early extinguishment of Debt and deferred financing costs written off in connection with the early extinguishment of Debt; provided, however, that Net Income shall be deemed to include any increases during such period to shareholder's equity of such Person attributable to tax benefits from net operating losses and the exercise of stock options that are not otherwise included in Net Income for such period.

        "Net Proceeds" means the aggregate cash proceeds or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees, and brokerage and sales commissions) and any relocation, redundancy and closing costs Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts applied to the repayment of principal, premium, if any, and interest on Debt required (other than required by Section 4.06(a)) to be paid as a result of such transaction, all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Obligations" means principal, interest, penalties, fees, indemnifications, reimbursements, damages, Guarantees and other liabilities payable under the documentation governing any Debt, in each case whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or Incurred, whether or not arising on or after the commencement of a proceeding under Bankruptcy Law (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

        "Offering Memorandum" shall mean the offering memorandum dated November 25, 2003, relating to the sale of $247,200,000 aggregate principal amount at maturity of the Initial Securities.

        "Officers" means any of the following: Chairman, President, Chief Executive Officer, Treasurer, Chief Financial Officer, Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer reasonably acceptable to the Trustee.

        "Officers' Certificate" means a certificate signed by two Officers.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Pari Passu Debt" means any Debt of the Company that ranks pari passu in right of payment to the Securities, whether or not it is secured.

        "Permitted Business" means the businesses conducted by Jostens and its Subsidiaries as of May 10, 2000 and any other business reasonably related, complementary or incidental to any of those businesses including the provision of goods or services related to educational institutions.

        "Permitted Holders" means (a) DLJMB or any of its Affiliates or Subsidiaries and (b) any Person who holds common stock of the Company on the Issue Date. Except for a Permitted Holder specifically identified by name, in determining whether Voting Stock is owned by a Permitted Holder, only Voting Stock acquired by a Permitted Holder in its described capacity will be treated as "beneficially owned" by such Permitted Holder.

        "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary (including in any Equity Interests of a Restricted Subsidiary); (b) any Investment in (1) cash or Cash Equivalents or (2) to the extent determined by the Company in good faith to be necessary for local currency working capital requirements of a Foreign Subsidiary, other cash equivalents, provided in the case of clause (2), the Investment is made by the Foreign Subsidiary having such operations; (c) any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (1) such Person becomes a Restricted Subsidiary or (2) such Person, in one transaction or a series of substantially concurrent related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary; (d) any securities received or other Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.06 or in connection with any other disposition of assets not constituting an Asset Sale; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) any Investments relating to a Receivables Subsidiary; (g) loans or advances to employees (or Guarantees of third party loans to employees) in the ordinary course of business or pursuant to a stock loan program; (h) stock, obligations or securities received in satisfaction of judgments, foreclosure of liens or settlement of debts (whether pursuant to a plan of reorganization or similar arrangement); (i) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including such concessionary terms as the Company or such Restricted Subsidiary deems reasonable); (j) any Investment existing on the Issue Date or made pursuant to legally binding written commitments in existence on the Issue Date which Investment is disclosed in the Offering Memorandum; (k) Investments in Interest Rate Agreements, Currency Agreements and Commodity Hedging Agreements not otherwise prohibited under this Indenture; (l) any Investment in a Permitted Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (l) that are at that time outstanding, not to exceed 10.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and (m) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (m) that are at that time outstanding, not to exceed 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

        "Permitted Liens" means, with respect to any Person (a) Liens on property (1) existing at the time of acquisition thereof or (2) of a Person existing at the time such Person is merged into or consolidated with or acquired by the Company or any Restricted Subsidiary of the Company; provided, that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those acquired or to those of the Person merged into or consolidated with the Company or a Restricted Subsidiary, as the case may be; (b) banker's Liens, rights of setoff and liens to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (c) Liens to secure Debt (including Capital Lease Obligations) permitted by Section 4.03(b)(5) covering only the assets acquired, leased, constructed or improved with such Debt; (d) Liens existing on the Issue Date; (e) customary Liens incurred in connection with a Qualified Receivables Transaction; (f) (1) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and (2) Liens for taxes, assessments or governmental charges or claims, in each case, that are not yet due or delinquent or that are bonded or that are being contested in good faith and by appropriate proceedings; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) Liens, pledges or deposits in connection with (1) workmen's compensation, obligations and general liability exposure of the Company and its Restricted Subsidiaries and (2) unemployment insurance and other social security legislation; (h) Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing Debt in respect of commercial letters of credit; (i) (1) mortgages, Liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any real property leased by the Company or any Restricted Subsidiary of the Company on the Issue Date and subordination or similar agreements relating thereto and (2) any condemnation or eminent domain proceedings affecting any real property; (j) Liens arising by reason of a judgment, decree or court order, to the extent not otherwise resulting in an Event of Default, and any Liens that are required to protect or enforce any rights in any administrative, arbitration or other court proceedings in the ordinary course of business; (k) Liens securing Hedging Obligations entered into in the ordinary course of business; (l) Liens securing Permitted Refinancing Debt permitted to be Incurred under this Indenture or amendments or renewals of Liens that were permitted to be Incurred; provided, in each case, that such Liens do not extend to any additional property or asset of the Company or a Restricted Subsidiary of the Company; (m) any provision for the retention of title to an asset by the vendor or transferor of such asset which asset is acquired by the Company or any Restricted Subsidiary in a transaction entered into in the ordinary course of business of the Company or such Restricted Subsidiary of the Company; (n) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (1) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (2) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; and (o) Liens securing Debt (including related Obligations) permitted to be Incurred under Credit Facilities pursuant to the provisions of Section 4.03.

        "Permitted Refinancing Debt" means any Debt of the Company or any Debt or Preferred Stock of any of its Restricted Subsidiaries issued to Refinance other Debt or Preferred Stock of the Company or any of its Restricted Subsidiaries Incurred or issued in compliance with this Indenture; provided that: (a) the principal amount (or accreted value or liquidation value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount of (or accreted value or liquidation value or Preferred Stock so Refinanced, if applicable), plus accrued interest or dividends on, the Debt or Preferred Stock so Refinanced (plus the amount of reasonable premium and fees and expenses (including tender premiums and defeasance costs) Incurred in connection therewith); (b) in the case of term Debt being Refinanced, principal payments required under such Permitted Refinancing Debt have a Stated Maturity no earlier than the earlier of (1) the Stated Maturity of those under the Debt being Refinanced and (2) the maturity date of the Securities and such Permitted Refinancing Debt has a Weighted Average Life to Maturity equal to or greater than the lesser of the Weighted Average Life to Maturity of the Debt being Refinanced and the Weighted Average Life to Maturity of the Securities; (3) if the Debt or Preferred Stock being Refinanced is subordinated in right of payment to the Securities, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Debt or Preferred Stock being Refinanced; and (4) such Debt is Incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Debt being Refinanced or by the Company; provided however, that clauses

(2) and (4) shall not apply to the Refinancing of the Jostens Existing Securities, the Jostens Senior Preferred Stock or any Debt under the Credit Agreement.

        The Company may Incur Permitted Refinancing Debt not more than six months prior to the application of the proceeds thereof to repay the Debt or Preferred Stock to be Refinanced; provided that upon the Incurrence of such Permitted Refinancing Debt, the Company shall provide written notice thereof to the Trustee, specifically identifying the Debt or Preferred Stock to be Refinanced with Permitted Refinancing Debt.

        "Person" or "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

        "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security that is due or overdue or is to become due at the relevant time.

        "Private Exchange" shall have the meaning set forth in a Registration Rights Agreement.

        "Private Exchange Securities" means Securities of the Company to be delivered in a Private Exchange pursuant to a Registration Rights Agreement.

        "Pro Forma Cost Savings" means, with respect to any period ended on any Calculation Date, the reductions in costs with respect to the applicable four-quarter reference period that (a) are directly attributable to any Investments, acquisitions, dispositions, mergers, consolidations or discontinued operations and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act as in effect on the date of this Indenture or (b) have begun to be implemented prior to the Calculation Date by, or have been identified and approved in good faith by the Board of Directors of, the Company, any Restricted Subsidiary or the business that was subject of any such Investments, acquisitions, dispositions, mergers, consolidations or discontinued operations pursuant to a formalized plan, in the case of each of clause (a) and (b), based on a supportable, good faith estimate of the Chief Financial Officer or other senior financial officer of the Company and determined on a pro forma basis as if all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses (other than capitalized expenses) Incurred or to be Incurred during the four-quarter reference period in order to achieve such reduction in costs.

        "Purchase Agreement" means (a) with respect to the Initial Securities issued on the date hereof, the Purchase Agreement dated November 25, 2003, for the purchase of $247,200,000 principal amount at maturity of Initial Securities among the Company and the Initial Purchasers as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof and (b) with respect to any Additional Securities, any purchase or underwriting agreement entered into by the Company and the initial purchasers or underwriters with respect thereto, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

        "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company, any Restricted Subsidiary or any Receivables Subsidiary pursuant to which the Company, any Restricted Subsidiary or any Receivables Subsidiary may sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (a) a Receivables Subsidiary (in the case of a transfer or encumbrancing by the Company or a Restricted Subsidiary) and (b) any other Person, accounts and other receivables (whether now existing or arising in the future) of the Company or a Restricted Subsidiary which arose in the ordinary course of business of the Company or a

Restricted Subsidiary, and any assets related thereto, including all collateral securing such receivables, all contracts and all Guarantees or other obligations in respect of such receivables, proceeds of such receivables and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization or factoring transactions involving receivables.

        "Quotation Agent" means the Reference Treasury Dealer selected by the Trustee after consultation with the Company.

        "Receivables Subsidiary" means a Wholly Owned Subsidiary of the Company which engages in no activities other than in connection with the financing of receivables and related assets which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of any Debt or any other obligations (contingent or otherwise) of which directly or indirectly, contingently or otherwise, (1) is Guaranteed by the Company or a Restricted Subsidiary (excluding Standard Securities Undertakings), (2) is recourse to or obligates the Company or a Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or (3) subjects any asset of the Company or a Restricted Subsidiary of the Company to the satisfaction thereof, other than Standard Securitization Undertakings, (b) with which neither the Company nor a Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than those customarily entered into in connection with Qualified Receivables Transactions, and (c) with which neither the Company nor a Restricted Subsidiary has any obligation, directly or indirectly, contingently or otherwise, to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by the filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "Reference Treasury Dealer" means Credit Suisse First Boston LLC, Deutsche Bank Securities Inc. and one other nationally recognized investment banking firm selected by the Company that are primary U.S. Government securities dealer.

        "Reference Treasury Dealer Quotations" means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

        "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Registration Default" has the meaning given to such term in the Registration Rights Agreement.

        "Registration Rights Agreement" means the Registration Rights Agreement dated November 25, 2003, among the Company and the Initial Purchasers or any similar agreement relating to Additional Securities.

        "Registered Exchange Offer" means an offer made by the Company pursuant to a Registration Rights Agreement and under an effective registration statement under the Securities Act to exchange Exchange Securities for outstanding Initial Securities substantially identical in all material respects to such Initial Securities (except for the differences provided for therein).

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Securities Legend" means the legend set forth in the second and third paragraphs of Exhibit A hereto.

        "Restricted Subsidiary" means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

        "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary of the Company on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary of the Company whereby the Company or a Restricted Subsidiary of the Company transfers such property to a Person and the Company or a Restricted Subsidiary of the Company leases it from such Person.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Securities" has the meaning stated in the recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Securities" shall include any Exchange Securities and any Private Exchange Securities to be issued and exchanged for any Initial Securities pursuant to a Registration Rights Agreement and this Indenture. From and after the issuance of any Additional Securities (but not for purposes of determining whether such issuance is permitted hereunder), "Securities" shall include such Additional Securities for purposes of this Indenture and all Exchange Securities and Private Exchange Securities from time to time issued with respect to any Initial Securities that constitute such Additional Securities. All Securities, including any such Additional Securities, shall vote together as one series of Securities under this Indenture.

        "Securities Custodian" or "Custodian" means the custodian with respect to any Global Security (as appointed by the Depository), or any successor entity thereto covered in Section 2.03.

        "Senior Officer" means the Chief Executive Officer or the Chief Financial Officer of the Company.

        "Significant Subsidiary" means (a) any Restricted Subsidiary of the Company that would be a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date or (b) any one or more Restricted Subsidiaries of the Company that (1) are not otherwise Significant Subsidiaries, (2) as to which any event described in Section 6.01(a)(6), (7) or (8) has occurred and is continuing and (3) would together constitute a Significant Subsidiary under clause (a) of this definition.

        "Specified Affiliate Payments" means: (a) the direct or indirect repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company, held by any future, present or former employee, director, officer or consultant of the Company (or any of its Restricted Subsidiaries) pursuant to any management equity subscription agreement, stock option agreement or plan, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum amount of repurchases, redemptions or other acquisitions or retirements pursuant to this clause (a) (without giving effect to the immediately following proviso) of $10.0 million in any calendar year) and no payment default on Senior Debt or the Securities shall have occurred and be continuing; provided further that such amount in any calendar year may be increased by an amount not to exceed (1) the cash proceeds received by the Company (including by way of capital contribution) since the Issue Date from the sale of Equity Interests of the Company to employees, directors, officers or consultants of the Company or its Subsidiaries that occurs in such calendar year (it being understood that such cash proceeds shall be excluded from Section 4.04(a)(4)(C)(w)) plus (2) the cash proceeds from key man life insurance policies received by the Company and its Restricted Subsidiaries in such calendar year (including proceeds from the sale of such policies to the person insured thereby); and provided further that cancelation of Debt owing to the Company from employees, directors, officers or consultants of the Company or any of its Subsidiaries in connection with a repurchase of Equity Interests of the Company will not be deemed to constitute a Restricted Payment for purposes of this Indenture; (b) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants as a result of the payment of all or a portion of the exercise price of such options or warrants with Equity Interests; and (c) payments by the Company to shareholders or members of management of the Company and its Subsidiaries in connection with the Acquisition that are reflected as adjustments to the pro forma financial statements included in the Offering Memorandum.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or a Restricted Subsidiary which are reasonably customary in a receivables securitization transaction.

        "Stated Maturity" means, with respect to any installment of interest or principal of, or any other amount payable in respect of, any series of Debt, the date on which such interest principal or other amount was scheduled to be paid in the documentation governing such Debt, and shall not include any contingent obligations to repay, redeem or repurchase any such interest principal or other amount prior to the date scheduled for the payment thereof.

        "Subordinated Debt" means any Debt of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect.

        "Subsidiary" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person; or (b) any partnership (1) the sole general partner of the managing general partner of which is such Person or a Subsidiary of such Person or (2) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

        "Tax Sharing Agreement" means any tax allocation agreement between the Company or any of its Subsidiaries with any direct or indirect shareholder of the Company with respect to consolidated or combined tax returns including the Company or any of its Subsidiaries and containing customary terms for such an agreement but only to the extent that amounts payable from time to time by the Company or any such Subsidiary under any such agreement do not exceed the corresponding tax payments that the Company or such Subsidiary would have been required to make to any relevant taxing authority had the Company or such Subsidiary not joined in such consolidated or combined terms, but instead had filed returns including only the Company or its Subsidiaries (provided that any such agreement may provide that, if the Company or any such Subsidiary ceases to be a member of the affiliated group of corporations of which the direct or indirect shareholder is the common parent for purposes of filing a consolidated Federal income tax return (such cessation, a "Deconsolidation Event"), then the Company or such Subsidiary shall indemnify such direct or indirect shareholder with respect to any Federal, state or local income, franchise or other tax liability (including any related interest, additions or penalties) imposed on such shareholder as the result of an audit or other adjustment with respect to any period prior to such Deconsolidation Event that is attributable to the Company, such Subsidiary or any predecessor business thereof (computed as if the Company, such Subsidiary or such predecessor business, as the case may be, were a stand-alone entity that filed separate tax returns as an independent corporation), but only to the extent that any such tax liability has not been previously indemnified by the Company or such Subsidiary pursuant to the tax allocation agreement and has not been, or will not be, paid by the Company or such Subsidiary directly to the relevant taxing authority).

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture, unless as stated in Section 9.03 hereof.

        "Total Assets" means, at any time, the total consolidated assets of the Company and its Restricted Subsidiaries at such time determined in accordance with GAAP. For the purposes of Section 4.03(b)(5), Total Assets shall be determined giving pro forma effect to the lease, acquisition, construction or improvement of the assets being leased, acquired, constructed or improved with the proceeds of the relevant Debt.

        "Transfer Restricted Securities" means Securities that bear or are required to bear the Restricted Securities Legend.

        "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

        "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

        "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

        "Unrestricted Subsidiary" means (1) any Subsidiary of the Company that is designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided in Section 4.10, and (2) any Subsidiary of an Unrestricted Subsidiary; but, in each case, only to the extent permissible under this Indenture, as described in Section 4.10.

        "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

        Except as described in Section 4.03, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person then outstanding and normally entitled of such Person then outstanding and normally (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

        "Weighted Average Life to Maturity" means, when applied to any Debt at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding principal amount of such Debt.

        "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and, with respect to the Company, for so long as the Company owns, directly or indirectly, 100% of the outstanding common stock of Jostens and the only class of Capital Stock of Jostens not owned, directly or indirectly, by the Company is the Jostens Senior Preferred Stock, Jostens.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interest of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

        SECTION 1.02.    Other Definitions.

Term	Defined in Section
"Accredited Investors"	2.01(b	)
"Affiliate Transaction"	4.07(a	)
"Agent Members"	2.13(a	)
"Asset Sale Offer"	4.06
"automatic stay"	8.02(g	)
"Change of Control Offer"	4.08(a	)
"Change of Control Payment"	4.08(a	)
"Covenant Defeasance"	8.01(c	)
"CUSIP"	2.12
"Designation"	4.10(a	)
"DTC"	2.03
"estate"	8.02(g	)
"Event of Default"	6.01
"Excess Proceeds"	4.06
"Global Security"	2.01(b	)
"IAIs"	2.01(b	)
"IAI Global Security"	2.01(b	)
"Incur"	4.03(a	)
"Indemnified Party"	7.07
"Initial Lien"	4.11
"Legal Defeasance"	8.01(b	)
"Legal Holiday"	10.08
"Notice of Default"	6.01
"Offer Amount"	3.09(a	)(2)(B)
"Offer Period"	3.09(a	)(1)(B)
"Option of Holder to Elect Purchase"	3.09(a	)(2)(F)
"outstanding"	8.01(b	)
"Paying Agent"	2.03
"Permanent Regulation S Global Security"	2.01(b	)
"Permitted Debt"	4.03(b	)
"Physical Securities"	2.01(c	)
"protected purchaser"	2.07
"Purchase Date"	3.09(a	)(2)(B)
"QIBs"	2.01(b	)
"qualified institutional buyers"	2.01(b	)(i)
"Registrar"	2.03
"Regulation S"	2.01(b	)
"Regulation S Global Security"	2.01(b	)
"Repurchase Offer"	3.09(a	)
"Restricted Payments"	4.04(a	)
"Restricted Payments Basket"	4.04(a	)(4)(C)
"Revocation"	4.10(b	)
"Rule 144A"	2.01(b	)
"Rule 144A Global Security"	2.01(b	)
"Temporary Regulation S Global Security"	2.01(b	)
"Trustee"	8.03
"U.S. Global Securities"	2.01(b	)
"U.S. Person"	2.01(b	)

        SECTION 1.03.    Incorporation by Reference of Trust Indenture Act.    This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

        "Commission" means the SEC.

        "indenture securities" means the Securities.

        "indenture security holder" means a Security Holder.

        "indenture to be qualified" means this Indenture.

        "indenture trustee" or "institutional trustee" means the Trustee.

        "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

        All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the SEC rule have the meanings assigned to them by such definitions.

        SECTION 1.04.    Rules of Construction.    Unless the context otherwise requires:

          (1)   a term has the meaning assigned to it;

          (2)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)   "or" is not exclusive;

          (4)   "including" means including without limitation;

          (5)   words in the singular include the plural and words in the plural include the singular;

          (6)   unsecured Debt shall not be deemed to be subordinate or junior to Secured Debt merely by virtue of its nature as unsecured Debt;

          (7)   secured Debt shall not be deemed to be subordinate or junior to any other secured Debt merely because it has a junior priority with respect to the same collateral;

          (8)   the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP and accretion of principal on such security shall not be deemed to be the incurrence of Debt;

          (9)   the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

          (10) all references in this Indenture, in any context, to Accreted Value or any interest or other amount payable on or with respect to the Securities shall be defined to include any Additional Interest pursuant to the Registration Rights Agreement; and

          (11) all references to the date the Securities were originally issued shall refer to the Issue Date.

ARTICLE II

The Securities

        SECTION 2.01.    Form and Dating.    (a) The Initial Securities issued on the Issue Date and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article II. Any Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article II. Any Additional Securities shall be issued in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture. The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

        (b)   The Initial Securities will be resold initially only to (i) "qualified institutional buyers" (as defined by 144A under the Securities Act ("Rule 144A")) ("QIB") in reliance on Rule 144A under the Securities Act and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act ("Regulation S"). Initial Securities may thereafter be transferred to, among others, QIBs, institutional "Accredited Investors" within the meaning of Rule (a)(1), (2), (3) or (7) under the Securities Act ("IAIs") and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security"); Initial Securities initially resold to IAIs shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "IAI Global Security"); and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in fully registered form (collectively, the "Temporary Regulation S Global Security"), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit A hereto. Except as set forth in this Section 2.01(b), beneficial ownership interests in the Temporary Regulation S Global Security may not be exchanged for interests in the Rule 144A Global Security, an IAI Global Security, a permanent global security (the "Permanent Regulation S Global Security", and together with the Temporary Regulation S Global Security, the "Regulation S Global Security") or any other Security prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Security, an IAI Global Security or the Permanent Regulation S Global Security only upon certification in form reasonably satisfactory to the Trustee that (i) beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for an IAI Global Security, the interest in the Temporary Regulation S Global Security is being transferred to an institutional "accredited investor" under the Securities Act that is acquiring the securities for its own account or for the account of an institutional accredited investor.

        Beneficial interests in Temporary Regulation S Global Securities or IAI Global Securities may be exchanged for interests in Rule 144A Global Securities if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Security or the IAI Global Security, as applicable, first delivers to the Trustee a written certificate (substantially in the form provided in this Indenture) to the effect that the Security or the IAI Global Security, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) who is purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

        Beneficial interests in Temporary Regulation S Global Securities and Rule 144A Global Securities may be exchanged for interests in IAI Global Securities if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Security or Rule 144A Global Security, as applicable, first delivers to the trustee a written certificate (substantially in the form of Exhibit C hereto) to the effect that (A) the Regulation S Global Security or Rule 144A Global Security, as applicable, is being transferred (a) to an institutional "accredited investor" within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act that is acquiring the securities for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount at maturity of Securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

        Beneficial interests in Rule 144A Global Securities or IAI Global Securities may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (substantially in the form provided in this Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

        The Rule 144A Global Security, the IAI Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are collectively referred to herein as "Global Securities". The aggregate principal amount at maturity of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

        (c)   Except as provided in Section 2.06 or 2.07, owners of beneficial interest in the Global Securities shall not be entitled to receive a certificated Initial Note bearing the legend in Section 2.06(e) ("Physical Security").

        SECTION 2.02.    Execution and Authentication.    One or more Officers of the Company shall sign the Securities by manual or facsimile signature.

        If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

        A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

        The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one or more of its Officers (1) Initial Securities for original issue on the date hereof in an aggregate principal amount at maturity of $247,200,000, (2) subject to Section 4.03, Additional Securities and (3) (A) Exchange Securities for issue only in a Registered Exchange Offer, and (B) Private Exchange Securities for issue only in a Private Exchange, in the case of each of (A) and (B) pursuant to a Registration Rights Agreement and for Initial Securities for a like principal amount at maturity of Initial Securities exchanged pursuant thereto. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Additional Securities, Exchange Securities or Private Exchange Securities.

        The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer of the Trustee, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. After any such appointment, each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

        SECTION 2.03.    Registrar and Paying Agent.    The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange.

        The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.

        The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Company initially designates the Corporate Trust Office of the Trustee specified in Section 10.02 as such office of the Company in accordance with this Section 2.03.

        The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. Either the Company or any domestically organized Wholly Owned Restricted Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

        The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

        The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Securities, and the Trustee shall initially be the Securities Custodian with respect to the Global Securities.

        The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee, provided that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon not less than three Business Days' prior written notice to the Company; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

        SECTION 2.04.    Paying Agent to Hold Money in Trust.    Prior to 10:00 a.m. on each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent (or if the Company or a permitted Wholly Owned Restricted Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment within one Business Day thereof. If the Company or a permitted Wholly Owned Restricted Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

        Any money deposited with any Paying Agent, or then held by the Company or a permitted Wholly Owned Restricted Subsidiary in trust for the payment of principal or interest on any Security and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Company at its request, or, if then held by the Company or a permitted Wholly Owned Restricted Subsidiary, shall be discharged from such trust; and the Securityholders shall thereafter, as general unsecured creditors, look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company or such permitted Wholly Owned Restricted Subsidiary as trustee thereof, shall thereupon cease.

        SECTION 2.05.    Securityholder Lists.    The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

        SECTION 2.06.    Transfer and Exchange.    (a) The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer.

        (b)   Transfer and Exchange of Physical Securities.    When Physical Securities are presented to the Registrar with a request:

          (x)   to register the transfer of such Physical Securities; or

          (y)   to exchange such Physical Securities for an equal principal amount at maturity of Physical Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Physical Securities surrendered for transfer or exchange:

            (i)    shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

            (ii)   if such Physical Securities are required to bear a restricted securities legend, are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.06(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

              (A)  if such Physical Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

              (B)  if such Physical Securities are being transferred to the Company, a certification to that effect; or

              (C)  if such Physical Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.03(e)(i).

        (c)    Restrictions on Transfer of a Physical Security for a Beneficial Interest in a Global Security.    A Physical Security may not be exchanged for a beneficial interest in a Rule 144A Global Security, an IAI Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i)    certification, in the form set forth on the reverse of the Security, that such Physical Security is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and

          (ii)   written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Security (in the case of a transfer pursuant to clause (b)(1)(B)) or Permanent Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(C)) to reflect an increase in the aggregate principal amount at maturity of the Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent

  Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase,

then the Trustee shall cancel such Physical Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount at maturity of Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount at maturity of the Physical Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount at maturity of the Physical Security so canceled. If no Rule 144A Global Securities, IAI Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate of the Company, a new Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount at maturity.

        (d)    Transfer and Exchange of Global Securities.

          (i)    The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

          (ii)   If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the Global Security to which such interest is being transferred in an amount equal to the principal amount at maturity of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount at maturity of the Global Security from which such interest is being transferred.

          (iii)  In the event that a Global Security is exchanged for Physical Securities pursuant to Section 2.06, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.06 (including the certification requirements set forth on the reverse of the Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

        (e)    Restrictions on Transfer of Temporary Regulation S Global Securities.    During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may be sold, pledged or transferred only in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Security) or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

        (f)    Legend.

          (i)    Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof), in the case of Securities offered otherwise than in reliance on Regulation S, shall bear a legend in substantially the following form:

    UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

    THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

    THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EITHER CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144

    THEREUNDER (IF AVAILABLE), (VI) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (VII) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VII) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

    THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE HOLDER OF THIS SECURITY MAY OBTAIN THE INFORMATION DESCRIBED IN UNITED STATES TREASURY REGULATION SECTION 1.1275-3(b)(1)(i) FROM THE COMPANY AT THE FOLLOWING ADDRESS: c/o JOSTENS HOLDING INC. 5501 AMERICAN BOULEVARD WEST, MINNEAPOLIS MINNESOTA 55437 ATTENTION: CHIEF FINANCIAL OFFICER.

          Each certificate evidencing a Security offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

    THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

    Each Physical Security shall also bear the following additional legend:

    IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

          (ii)   Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

          (iii)  After a transfer of any Initial Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security or an Initial Security or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's certificated Initial Security or Private Exchange Security or directions to transfer such Holder's interest in the Global Security, as applicable.

          (iv)  Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form, in each case without the restricted securities legend set forth in Exhibit A hereto will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

          (v)   Upon the consummation of a Private Exchange with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Private Exchange Securities in global form with the global securities legend and the applicable restricted securities legend set forth in Exhibit A hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

        (g)   Cancelation or Adjustment of Global Security.    At such time as all beneficial interests in a Global Security have either been exchanged for Physical Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Physical Securities, redeemed, purchased or canceled, the principal amount at maturity of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

        (h)   Miscellaneous.    The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this

Section. The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or transfers or exchanges of any Securities for a period of 15 days before a selection of Securities to be redeemed.

        Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and accrued and unpaid interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

        Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (1) the Holder of such Global Security (or its agent) or (2) any holder of such beneficial interest, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book-entry.

        All Securities issued upon any transfer or exchange pursuant to this Section 2.06 will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Persons who have accounts with the Depository or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        SECTION 2.07.    Certificated Securities.

          (a)   The Trustee shall register the transfer of Physical Securities to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or the Depository ceases to be a clearing agency registered under the Exchange Act, at a time when the Depository is required to be so registered in order to act as Depository, and in each case a successor Depository is not appointed by the Company within 90 days of such notice or, (ii) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Security shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to permit such transfers.

          (b)   Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.07 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount at maturity of Physical Securities in authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.07 shall be executed, authenticated and delivered only in denominations of $1,000 principal amount at maturity and any integral multiple thereof and registered in such names as the Depository shall direct. Any Physical Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.06(f) hereof, bear the applicable legends set forth in Exhibit A hereto.

          (c)   In the event of the occurrence of one of the events specified in Section 2.07(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Physical Securities in definitive, fully registered form without interest coupons. In the event that the Physical Securities are not issued to each such beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Physical Securities, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of any beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder's Securities as if such Physical Securities had been issued.

        SECTION 2.08.    Replacement Securities.    If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (1) satisfies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (2) makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (3) satisfies any other reasonable requirements of the Trustee and the Company including evidence of the destruction, loss or theft of the Security. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security including the payment of a sum sufficient to cover any tax or other governmental charge that may be required. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

        Every replacement Security is an additional obligation of the Company.

        The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

        SECTION 2.09.    Outstanding Securities.    Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section 2.09 as not outstanding. A Security shall not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

        If a Security is replaced pursuant to Section 2.09, it shall cease to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

        If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) shall cease to be outstanding and interest on them shall cease to accrue.

        SECTION 2.10.    Temporary Securities.    Until Definitive Securities and Global Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the

Company shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

        SECTION 2.11.    Cancelation.    The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancelation and shall dispose of such canceled Securities in accordance with the Trustee's customary procedures. The Company may not issue new Securities to replace Securities they have redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

        SECTION 2.12.    Defaulted Interest.    If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

        The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

        SECTION 2.13.    CUSIP Numbers.    The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in "CUSIP" numbers.

        SECTION 2.14.    Book-Entry Provisions for Global Securities.    (a) Each Global Security initially shall be (1) duly executed by the Company, (2) authenticated by the Trustee as provided in this Indenture, (3) registered in the name of the Depository for such Global Security or the nominee of such Depository, and (4) delivered to the Trustee as the initial Securities Custodian for such Depository. Beneficial interests in Global Securities may be held indirectly through members of or participants in ("Agent Members") the Depository.

        Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as Securities Custodian, or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

        (b)    Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depository (and Agent Member, if applicable) and the provisions of Section 2.06.

        Notwithstanding the previous sentence, in no event shall Physical Securities be delivered to Holders who purchased Securities in reliance on Regulation S prior to the day that is forty days after the Issue Date with respect to such Securities.

        (c)    The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

        SECTION 2.15.    Issuance of Additional Securities.    After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture.

        With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each which shall be delivered to the Trustee, the following information:

          (1)   the aggregate principal amount at maturity of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 on which the Company is relying to issue such Additional Securities;

          (2)   the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to not be fungible for U.S. federal income tax purposes with any other Securities issued under this Indenture; and

          (3)   whether such Additional Securities shall be Initial Securities or shall be issued in the form of Exchange Securities.

ARTICLE III

REDEMPTION

        SECTION 3.01.    Notices to Trustee.    If the Company elects to redeem Securities pursuant to Section 3.07, it shall notify the Trustee in writing of the redemption date, the principal amount at maturity of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

        The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

        SECTION 3.02.    Selection.    If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Securities with a principal amount at maturity of $1,000 or less shall be redeemed in part; provided further, however, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Securities or portions thereof for redemption shall be made by the Trustee on a pro rata basis only or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount at maturity thereof to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

        SECTION 3.03.    Notice.    Notices of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Notices of redemption may not be conditional. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

        The notice shall identify the Securities to be redeemed and shall state:

            (1)   the redemption date;

            (2)   the redemption price;

            (3)   the name and address of the Paying Agent;

            (4)   that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (5)   if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts at maturity of the particular Securities to be redeemed;

            (6)   that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

            (7)   the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

          (8)   the CUSIP number, if any, printed on the Securities being redeemed; and

          (9)   that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

        At the Company's request (which may be revoked at any time in writing prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.03.

        SECTION 3.04.    Effect of Notice of Redemption.    Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest and Additional Interest, if any, to the redemption date; provided that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. If mailed in the manner herein, the notice shall be conclusively presumed to have been given whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

        SECTION 3.05.    Deposit of Redemption Price.    Prior to 10:00 a.m. on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, and Additional Interest, if any, on all Securities to be redeemed on the redemption date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancelation.

        SECTION 3.06.    Securities Redeemed in Part.    Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security in a principal amount at maturity equal to the unredeemed portion of the original Security surrendered.

        SECTION 3.07.    Optional Redemption.    (a) On or after December 1, 2008, the Securities will be subject to redemption at any time at the option of the Company, in whole or in part, at the redemption prices (expressed in percentages of Accreted Value of the Securities on the redemption date), plus accrued interest and Additional Interest, if any thereon, to the redemption date, (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on December 1 of the years set forth below:

Period	Price Redemption
2008	105.125%
2009	103.417%
2010	101.708%
2011 and thereafter	100.00%

        (b)   In addition, at any time and from time to time, prior to December 1, 2006, the Company may redeem up to 35% of the aggregate principal amount at maturity of the Securities at a redemption price (expressed as a percentage of Accreted Value thereof at the redemption date) of 110.25% plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, (with the net cash proceeds from one or more Equity Offerings); provided, however, that at least 65% of the aggregate principal amount at maturity of Securities (which includes Additional Securities issued under this Indenture) remains outstanding immediately after the occurrence of such redemption (other than the

Securities held, directly or indirectly by the Company or its Affiliates); and provided further that each such redemption shall occur within 90 days after the date of the related Equity Offering.

        (c)   Prior to December 1, 2008, the Securities may be redeemed in whole or in part at the option of the Company at a redemption price equal to 100% of the Accreted Value of the Securities at the redemption date plus the Applicable Premium as of the redemption date. Notice of such redemption must be mailed by first-class mail to each Holder's registered address not less than 30 nor more than 60 days prior to the redemption date.

        SECTION 3.08.    No Sinking Fund.    There shall be no sinking fund for the payment of principal on the Securities to the Securityholders.

        SECTION 3.09.    Repurchase Offers.    (a) In the event that the Company shall be required to commence an offer to all Holders to purchase Securities (a "Repurchase Offer") pursuant to an Asset Sale Offer or a Change of Control Offer the Company shall follow the procedures specified in this Section 3.09:

          (1)   Within 30 days after (A) a Change of Control (unless (x) the Company is not required to make such offer pursuant to Section 4.08(b) or (y) all Securities have been called for redemption pursuant to Section 3.07(c)) or (B) the Company is required to make an Asset Sale Offer pursuant to Section 4.06, the Company shall (i) commence a Repurchase Offer, which shall remain open for a period of at least 20 Business Days following its commencement (the "Offer Period") and (ii) send, by first class mail, a notice to the Trustee and each of the Holders which shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to such Repurchase Offer.

          (2)   The notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control or Asset Sale requiring an Asset Sale Offer, as the case may be, and shall state:

            (A)  that the Repurchase Offer is being made pursuant to this Section 3.09 and Section 4.06 or 4.08, as the case may be, as applicable;

            (B)  the principal amount at maturity of Securities required to be purchased pursuant to Section 4.06, in case of an Asset Sale Offer, or that the Company is required to offer to purchase all of the outstanding principal amount at maturity of Securities, in the case of a Change of Control Offer (such amount, the "Offer Amount"), the purchase price and, that on the date specified in such notice (the "Purchase Date"), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, the Company shall repurchase all Securities validly tendered and not withdrawn pursuant to this Section 3.09 and Section 4.06 or 4.08, as applicable;

            (C)  that any Security not tendered or accepted for payment shall continue to accrue interest;

            (D)  that, unless the Company defaults in making such payment, Securities accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

            (E)  that Holders electing to have a Security purchased pursuant to a Repurchase Offer may elect to have all or any portion of such Security purchased;

            (F)  that Holders electing to have a Security purchased pursuant to any Repurchase Offer shall be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security, or such other customary documents of surrender and transfer as the Company may reasonably request, duly completed, or transfer by book-entry transfer, to the Company, the Depository, or the Paying Agent at the address specified in the notice prior to the Purchase Date;

            (G)  that Holders shall be entitled to withdraw their election if the Company, the Depository or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Security purchased;

            (H)  that, in the case of an Asset Sale Offer, if the aggregate principal amount at maturity of Securities surrendered by Holders thereof exceeds the Offer Amount, the Trustee shall select the Securities to be purchased on a pro rata basis (based upon the outstanding principal amount at maturity thereof), with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 principal amount at maturity, or integral multiples thereof, shall be purchased;

            (I)   that Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount at maturity to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer); and

            (J)   the CUSIP number, if any, printed on the Securities being repurchased and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          (3)   On (or at the Company's election, before) the Purchase Date, the Company shall, (A) to the extent lawful, accept for payment, on a pro rata basis to the extent necessary in the case of an Asset Sale Offer, the Securities or portions thereof tendered pursuant to the Repurchase Offer and not theretofore withdrawn, or if Securities aggregating less than the Offer Amount have been tendered, all Securities tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09, (B) deposit with the Paying Agent an amount equal to the payment required in respect of all Securities or portions thereof so tendered and (C) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of Securities or portions thereof being purchased by the Company. The Company, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the Change of Control Payment or the payment due to each respective Holder in respect of the Asset Sale Offer, as applicable, with respect to the Securities tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Security, and the Trustee, upon written request from the Company, shall authenticate and mail or deliver such new Security to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Securities so surrendered, provided that each such new Security shall be in a principal amount at maturity of $1,000 or an integral multiple thereof. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. On the Purchase Date, all Securities purchased by the Company shall be delivered to the Trustee for cancelation. All Securities or portions thereof purchased pursuant to the Repurchase Offer will be canceled by the Trustee. The Company shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Purchase Date, but in no case more than five Business Days thereafter.

        If the Company complies with the provisions of the preceding paragraph, on and after the Purchase Date interest shall cease to accrue on the Securities or the portions of Securities repurchased. If a Security is repurchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such

Security was registered at the close of business on such record date. If any Security called is not repurchased upon surrender because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Purchase Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.

        (b)   The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the Repurchase Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 3.09, the Company shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.09 by virtue thereof.

        (c)   Except as provided in the last sentence of this clause (c), once notice of repurchase is mailed in accordance with this Section 3.09, all Securities validly tendered and not withdrawn (or, in the case of an Asset Sale Offer, if the Company is not required to repurchase all of such Securities then the pro rata portion of such Securities that the Company may be required to purchase pursuant to Section 3.02 or 4.06 hereof, as applicable) become irrevocably due and payable on the Purchase Date at the purchase price specified herein. A notice of repurchase, other than a notice of repurchase in connection with a Change of Control Offer delivered in advance of a Change of Control, conditional upon such Change of Control (provided that a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer), may not be conditional.

        (d)   Other than as specifically provided in this Section 3.09 or Section 4.06 or 4.08, as applicable, any purchase pursuant to this Section 3.09 shall be made pursuant to Sections 3.02 and 3.06 hereof.

ARTICLE IV

Covenants

        SECTION 4.01.    Payment of Securities.    The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (but only if other than the Company or a Wholly Owned Restricted Subsidiary) holds by 11:00 a.m., New York City time, in accordance with this Indenture available funds sufficient to pay all principal and interest then due.

        The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

        SECTION 4.02.    SEC Reports.    Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC subject to the next sentence and provide the Trustee and Securityholders with such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided at the times specified for the filings of such reports under such Sections and containing all the information, audit reports and exhibits required for such reports. If, at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in the preceding sentence with the SEC within the time periods required unless the SEC will not accept such a filing. The Company shall not take any action for the purpose of causing the SEC not to accept such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Company shall post the reports specified in the preceding sentence on its website within the time periods that would apply if the Company were required to file those reports with the SEC. Notwithstanding the foregoing, the Company may satisfy such requirements prior to the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement by filing with the SEC the Exchange Offer Registration Statement or Shelf Registration Statement, to the extent that any such Registration Statement contains substantially the same information as would by required to be filed by the Company if it were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and by providing the Trustee and Securityholders with such Registration Statement (and any amendments thereto) promptly following the filing thereof.

        Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

        In addition, the Company shall furnish to the Holders of the Securities and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act. The Company also shall comply with the other provisions of TIA §314(a).

        SECTION 4.03.    Limitation on Incurrence of Debt and Issuance of Preferred Stock.    (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "Incur") any Debt (including Acquired Debt) or issue any Disqualified Stock and the Company shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the Incurrence or issuance of any such Debt, (1) the Company and its Restricted Subsidiaries may Incur Debt (including Acquired Debt) or may issue shares of Disqualified Stock, and its Restricted Subsidiaries may issue Preferred Stock, if, in any such case, the Consolidated Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Debt is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, and (2) Jostens and any Restricted Subsidiary of Jostens may Incur Debt (including Acquired Debt) or issue shares of Disqualified Stock, and Restricted Subsidiaries of Jostens may issue Preferred Stock, if, in any such case, the Consolidated Coverage Ratio for Jostens' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Debt is Incurred or such Disqualified Stock or other Preferred Stock is issued would have been at least 2.00 to 1.00, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Debt had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

        (b)   The provisions of Section 4.03(a) will not apply to any of the following items (collectively, "Permitted Debt"):

          (1)   the Incurrence by the Company or any of its Restricted Subsidiaries of term and revolving Debt and letters of credit (with letters of credit being deemed to have a principal amount equal to the undrawn face amount thereof) under Credit Facilities (including Guarantees of such Debt by the Company or any of its Restricted Subsidiaries); provided that the aggregate principal amount of such Debt outstanding pursuant to this clause (b)(1) without duplication, does not exceed an amount equal to the sum of (a) $500.0 million and (b) the greater of $170.0 million and the Borrowing Base at the time such Debt is Incurred;

          (2)   the Incurrence by the Company of Debt represented by the Securities (other than any Additional Securities);

          (3)   the Incurrence by the Company and its Restricted Subsidiaries of the Existing Debt (other than Debt described in clauses (b)(1) and (2));

          (4)   the issuance by the Company and its Restricted Subsidiaries of Preferred Stock outstanding on the Issue Date;

          (5)   the Incurrence by the Company or any of its Restricted Subsidiaries of (A) Acquired Debt or (B) Debt (including Capital Lease Obligations) for the purpose of financing or Refinancing all or any part of the lease, purchase price or cost of construction or improvement of any property (real or personal) or other assets that are used or useful in the business of the Company or any of its Restricted Subsidiaries (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and whether such Debt is owed to the seller or Person carrying out such construction or improvement or to any third party), in an aggregate principal amount at the date of such Incurrence (including all Permitted Refinancing Debt Incurred to Refinance any other Debt Incurred pursuant to this clause (b)(5)) not to exceed an amount equal to $35.0 million; provided that such Debt exists at the date of such purchase or transaction, or is created within 180 days thereafter;

          (6)   the Incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to Refinance Debt or Preferred Stock (other than intercompany Debt) Preferred Stock of the Company or Preferred Stock held by an Affiliate of the Company) (Incurred or issued, pursuant to Section 4.03(a), or pursuant to clause (2), (3), (4), (5) or (6) of this Section 4.03(b);

          (7)   the Incurrence by the Company or any of its Restricted Subsidiaries of intercompany Debt or Preferred Stock owed or issued to and held by the Company and any of its Restricted Subsidiaries including any Debt arising in connection with a Qualified Receivables Transaction, provided, however, that (A) such Debt of the Company shall be subordinated and junior in right of payment to the Securities and (B)(x) any subsequent issuance or transfer of Equity Interests or other action that results in any such Debt or Preferred Stock being held by a Person other than the Company or any of its Restricted Subsidiaries and (y) any sale or other transfer of any such Debt or Preferred Stock to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an Incurrence of such Debt or issuance of such Preferred Stock by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (b)(7));

          (8)   the Incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred (A) for the purpose of fixing or hedging interest rate risk with respect to any floating rate Debt that is permitted by the terms of this Indenture to be outstanding in a notional amount not exceeding the amount of such Debt or (B) for the purpose of fixing or hedging currency exchange rate risk or commodity price risk Incurred in the ordinary course of business, and in each case, not for speculative purposes;

          (9)   the Guarantee by the Company or any Restricted Subsidiary of the Company of Debt of the Company or any other Restricted Subsidiary of the Company, in each case, that was permitted to be Incurred by another provision of this Section 4.03;

          (10) the Incurrence by Foreign Subsidiaries of the Company of Debt for working capital purposes (including acquisitions), and by any Restricted Subsidiary of the Company Guarantees of Debt of Foreign Subsidiaries of the Company or foreign joint ventures, provided that the aggregate principal amount of such Debt and of the Debt so Guaranteed at any time outstanding does not exceed $30.0 million; and

          (11) the Incurrence by the Company or any of its Restricted Subsidiaries of additional Debt (which may comprise Debt under the Credit Facilities) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, pursuant to this clause (b)(11) not to exceed an amount equal to $50.0 million.

provided, however, that, notwithstanding the foregoing, the Company shall not Guarantee any Debt of any of its Restricted Subsidiaries unless and until JIHC has been merged with and into the Company or Jostens and the Company holds directly 100% of the Voting Stock of Jostens.

        (c)   For purposes of determining compliance with this Section 4.03: (1) the outstanding principal amount of any particular Debt shall be counted only once and any obligation arising under any Guarantee, Lien, letter of credit or similar instrument supporting such Debt shall be disregarded; (2) in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt is entitled to be Incurred pursuant to Section 4.03(a), the Company shall, in its sole discretion, classify such item of Debt (or any portion thereof) on the date of its Incurrence in any manner that complies with this Section 4.03 and such item of Debt (or portion thereof) will be treated as having been Incurred pursuant to only one of the clauses of Permitted Debt or pursuant to Section 4.03(a); (3) the Company may at any time change the classification of an item of Debt (or any portion thereof) to any other clause of Permitted Debt or to Section 4.03(a); provided that the Company would be permitted to incur such item of Debt (or that portion thereof) pursuant to that other clause of Permitted Debt or Section 4.03(a) hereof, as the case may be, at the time of reclassification; (d) any Debt outstanding under the Credit Facilities after the application of the net proceeds from the sale of the Securities will be treated as Incurred on the Issue Date under Section 4.03(b)(1); and (e) accrual of interest and the accretion of accreted value or the issuance of preferred stock as paid-in-kind dividends will not be deemed to be an Incurrence of Debt or an issuance of Preferred Stock for purposes of this covenant.

        (d)   Notwithstanding any other provision in this covenant, the maximum amount of Debt that the Company or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded as a result of fluctuations in the exchange rates of currencies. For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Debt where the Debt Incurred is denominated in a different currency, the amount of such Debt will be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Debt; provided, however, that if any such Debt denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Debt, the amount of such Debt expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Permitted Refinancing Debt Incurred in the same currency as the Debt being Refinanced will be the U.S. Dollar Equivalent of the Debt Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Permitted Refinancing Debt will be determined in accordance with the preceding sentence, and (2) the principal amount of the Permitted Refinancing Debt exceeds the principal amount of the Debt being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Permitted Refinancing Debt is Incurred.

        SECTION 4.04.    Limitation on Restricted Payments.    (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (1) declare or pay any dividend or make any other distribution (including any payment by the Company or any Restricted Subsidiary of the Company in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) and dividends payable to the Company or any Restricted Subsidiary of the Company), (2) purchase, redeem or otherwise acquire or retire for value (including any acquisition or retirement by the Company or any Restricted Subsidiary of the Company in connection with any merger or consolidation) any Equity Interests of the Company, (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Debt of the Company, except (A) a payment of interest, principal or other related Obligations at Stated Maturity and (B) the purchase, repurchase or other acquisition or retirement of Subordinated Debt of the Company in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or other acquisition or retirement or (4) make any Restricted Investment, (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

            (A)  no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

            (B)  the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Debt pursuant to Section 4.03(a); and

            (C)  such Restricted Payment, together with (without duplication) the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date, is less than the sum (without duplication) (the "Restricted Payments Basket") of:

              (v)   50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is negative, 100% of such negative amount); plus

              (w)  100% of the aggregate net cash proceeds, and the fair market value of any property other than cash, received by the Company from the issue or sale (other than to a Subsidiary of the Company) of, or from capital contributions with respect to, Equity Interests of the Company (other than Disqualified Stock and all warrants, options or other rights to acquire Disqualified Stock (but excluding any debt security that is convertible into, or exchangeable for, Disqualified Stock)), in either case after the Issue Date; plus

              (x)   the amount by which the aggregate principal amount (or accreted value, if less) of Debt or Disqualified Stock of the Company or any Restricted Subsidiary of the Company is reduced on the Company's consolidated balance sheet upon the conversion or exchange after the Issue Date of any Debt convertible into or exchangeable for Equity Interests (other than Disqualified Stock) of the Company, together with the net cash proceeds received by the Company at the time of such conversion; plus

              (y)   100% of the aggregate net cash proceeds received by the Company or a Restricted Subsidiary of the Company since the Issue Date (to the extent not included in Consolidated Net Income of the Company of the Company) from (i) Restricted Investments, whether through interest payments, principal payments, dividends or other distributions and payments, or the sale or other disposition (other than to the Company or a Restricted Subsidiary of the Company) thereof made by the Company and its Restricted Subsidiaries (less the cost of such sale or disposition, if any) and (ii) a cash dividend from, or the sale (other than to the Company or a Restricted Subsidiary of the Company) of the stock of, an Unrestricted Subsidiary of the Company; plus

              (z)   upon the redesignation as a Restricted Subsidiary of any Subsidiary that was designated an Unrestricted Subsidiary of the Company after the Issue Date, the fair market value of the Restricted Investments of the Company and its Restricted Subsidiaries (other than such Subsidiary) in such Subsidiary.

        (b)   The provisions of Section 4.04(a) shall not prohibit:

          (1)   the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

          (2)   the redemption, repurchase, retirement, defeasance or other acquisition of Equity Interests or Subordinated Debt of the Company, in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests (other than any Disqualified Stock) of, or a capital contribution to, the Company; provided, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall not increase the Restricted Payments Basket;

          (3)   the redemption, repurchase, retirement, defeasance or other acquisition of Subordinated Debt of the Company (a) made by an exchange for, or with the net cash proceeds from a substantially concurrent Incurrence of, Permitted Refinancing Debt or (b) upon a Change of Control or Asset Sale to the extent required by the agreement governing such Subordinated Debt but only if the Company shall have complied with Section 4.06 or Section 4.08, as the case may be, and purchased all Securities validly tendered pursuant to the relevant offer prior to purchasing or repaying such Subordinated Debt;

          (4)   the payment of any dividend by a Restricted Subsidiary to the holders of its common Equity Interests on a pro rata basis;

          (5)   the payment of any dividend on Disqualified Stock or Preferred Stock issued pursuant to Section 4.03; provided, however, that, at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom);

          (6)   the repurchase of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options;

          (7)   the payment of cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors of the Company);

          (8)   to the extent constituting Restricted Payments, the making of the Specified Affiliate Payments;

          (9)   the making of Restricted Payments in an aggregate amount not to exceed $25.0 million;

          (10) without limitation of the parenthetical at the end of Section 4.04(a)(1) above, the payment of any dividends in respect of the Jostens Senior Preferred Stock in the form of additional shares of Jostens Senior Preferred Stock having the terms and conditions set forth in the Jostens Certificate of Designation; or

          (11) the declaration and payment of dividends with the net proceeds received by the Company from the sale of the Securities on the Issue Date.

        (c)   In determining the aggregate amount of Restricted Payments made after the Issue Date in accordance with Section 4.04(a)(4)(C), amounts expended pursuant to clauses (b)(1)(without duplication) and (b)(4) (but not amounts under any other clauses of the immediately preceding paragraph) shall be included in such calculation; provided that any amounts expended pursuant to such clause (b)(4) relating to dividends paid to the Company or one of its Restricted Subsidiaries shall not be included in such calculation.

        The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary of the Company, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment or any property other than cash that increases the Restricted Payments Basket shall be determined in good faith by the Board of Directors of the Company.

        (d)   In making the computations required by this Section 4.04: (1) the Company or the relevant Restricted Subsidiary of the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period; and (2) the Company or the relevant Restricted Subsidiary of the Company will be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company and the Restricted Subsidiary of the Company that are available on the date of determination.

        (e)   If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company or any Restricted Subsidiary of the Company be permitted under the requirements of this Indenture, such Restricted Payment will be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's or any such Restricted Subsidiary's financial statements, affecting Consolidated Net Income of the Company for any period. For the avoidance of doubt, it is expressly agreed that no payment or other transaction permitted by subclauses (1), (4), (6), (7), (8) and (12) of Section 4.07(b) shall be considered a Restricted Payment for purposes of, or otherwise restricted by, this Indenture.

        SECTION 4.05.    Limitation on Restrictions on Distributions from Restricted Subsidiaries.    (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (1)(A) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (x) on its Capital Stock or (y) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any Debt owed to the Company or any of its Restricted Subsidiaries, (2) make loans or advances to the Company or any of its Restricted Subsidiaries or (3) transfer any of its property or assets to the Company or any of its Restricted Subsidiaries,

        (b)   Section 4.05(a) will not apply to encumbrances or restrictions existing under or by reason of:

          (1)   contracts or instruments in effect on the Issue Date as in effect at the Issue Date, including the Credit Agreement, other Existing Debt and the Jostens Senior Preferred Stock and the related documentation;

          (2)   this Indenture, the Securities, the Exchange Securities, the Jostens Existing Notes (and the indenture related thereto), the Guarantees of the Jostens Existing Notes and any agreement entered into after the Issue Date, provided that the encumbrances or restrictions in such agreements are not materially more restrictive than those contained in the foregoing agreements;

          (3)   any agreement or other instrument of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (but not created in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

          (4)   purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in Section 4.03(a)(3) on the property so acquired;

          (5)   Debt or other contractual requirements in connection with a Qualified Receivables Transaction that, in the good faith determination of the Board of Directors or senior management of the Company, are necessary or advisable to effect such Qualified Receivables Transaction;

          (6)   in the case of Section 4.05(a)(3), any encumbrance or restriction (i) that restricts in a customary manner the subletting, assignment, or transfer of any property or asset that is subject to a lease, license or similar contract or (ii) contained in security agreements or mortgages securing Debt to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

          (7)   in the case of Section 4.05(a)(3), any Lien on property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture;

          (8)   any restriction under an agreement (including an option or right) to sell property or assets of, or Equity Interests in, the Company or any Restricted Subsidiary pending the closing of such sale, which sale is permitted under this Indenture;

          (9)   restrictions on cash or other deposits or net worth imposed by leases or other agreements entered into in the ordinary course of business;

          (10) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the Equity Interests therein) entered into in the ordinary course of business;

          (11) any encumbrances or restrictions created with respect to (A) Debt or Preferred Stock of Jostens or Jostens Guarantors permitted to be Incurred or issued subsequent to the Issue Date pursuant to Section 4.03 and (B) Debt or Preferred Stock of Restricted Subsidiaries permitted to be Incurred or issued subsequent to the Issue Date pursuant to Section 4.03, provided that in the case of this clause (B) the Board of Directors of the Company determines (as evidenced by a resolution of the Board of Directors of the Company) in good faith at the time such encumbrances or restrictions are created that such encumbrances or restrictions would not reasonably be expected to impair the ability of the Company to make payments of interest and scheduled payments of principal on the Securities in each case as and when due;

          (12) any encumbrances or restrictions required by any governmental, local or regulatory authority having jurisdiction over the Company or any of its Restricted Subsidiaries or any of their businesses in connection with any development grant made or other assistance provided to the Company or any of its Restricted Subsidiaries by such governmental authority; or

          (13) any amendments, modifications, restatements, increases, supplements, or refinancings of the contracts, instruments or obligations referred to in clauses (b)(1) through (12) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, taken as a whole, are, in the good faith judgment of the Company, not materially more restrictive with respect to such encumbrances or restrictions than those contained in the contracts, instruments or obligations prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

        SECTION 4.06.    Asset Sales.    (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of and (2) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents or property or assets that will be used or useful in a Permitted Business of the Company or any of its Restricted Subsidiaries; provided that this Section 4.06(a)(2) shall not apply to any sale of Equity Interests of or other Investments in Unrestricted Subsidiaries.

        (b)   For purposes of this Section 4.06, each of the following shall be deemed to be cash: (1) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of any such assets, or from which the Company and its Restricted Subsidiaries are released; and (2) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 150 days after receipt.

        (c)   Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option (1) to repay Pari Passu Debt or to repay Debt of any Restricted Subsidiary, (2) to make capital expenditures or to acquire properties and assets that will be used or useful in the business of the Company or any of its Subsidiaries or (3) to the acquisition of a controlling interest in another entity engaged in a Permitted Business; provided that if during such 360-day period the Company or a Restricted Subsidiary enters into a definitive agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (c)(1) or (2) or if the application of such Net Proceeds is part of a project authorized by the Board of Directors in good faith that will take longer than 360 days to complete and such project has begun, such 360 day period will be extended with respect to the amount of Net Proceeds so committed until required to be paid in accordance with such agreement (or, if earlier, until termination of such agreement) or, until completion of such project, as the case may be. Pending the final application of any Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce borrowings under a Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

        (d)   Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company shall

          (1)   make an offer to all Holders of Securities, and

          (2)   prepay, purchase or redeem (or make an offer to do so) any Pari Passu Debt or Debt of a Restricted Subsidiary in accordance with provisions governing such Debt requiring the Company to prepay, purchase or redeem such Debt with the proceeds from any Asset Sales (or offer to do so), pro rata in proportion to the respective principal amounts of the Securities and such other Debt required to be prepaid, purchased or redeemed or tendered for, and in the case of the Securities pursuant to such offer (an "Asset Sale Offer"), to purchase the maximum principal amount of Securities that may be purchased out of such pro rata portion of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of their Accreted Value plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, in accordance with the procedures set forth in Section 3.09.

        To the extent that the aggregate principal amount at maturity of Securities and Pari Passu Debt or Debt of a Restricted Subsidiary tendered pursuant to an Asset Sale Offer or other offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the Accreted Value of Securities surrendered by holders thereof exceeds the pro rata portion of such Excess Proceeds to be used to purchase Securities, the Trustee shall select the Securities to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Notwithstanding anything to the contrary in the foregoing, the Company may commence an Asset Sale Offer prior to the expiration of 360 days after the occurrence of an Asset Sale.

        SECTION 4.07.    Limitation on Affiliate Transactions.    (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or Guarantee or other transaction with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transaction"), unless

          (1)   such Affiliate Transaction is on terms that, taken as a whole, are no less favorable to the Company or the relevant Restricted Subsidiary of the Company than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and

          (2)   the Company delivers to the Trustee (A) with respect to any Affiliate Transaction entered into after the Issue Date involving aggregate consideration in excess of $4.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a)(1) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors of the Company and (B) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by Independent Qualified Party.

        (b)   The provisions of Section 4.07(a) shall not prohibit (and the following shall not be deemed to be Affiliate Transactions):

          (1)   any employment agreements, non-competition agreements, stock purchase or option agreements, collective bargaining agreements, employee benefit plans or arrangements (including vacation plans, health and life insurance plans, deferred compensation plans, stock loan programs, long-term incentive plans, directors' and officers' indemnification agreements and retirement, savings or similar plans), related trust agreements or any similar arrangements, in each case in respect of employees, officers or directors and entered into in the ordinary course of business, any payments or other transactions contemplated by any of the foregoing and any other payments of compensation to employees, officers, directors or consultants in the ordinary course of business or in connection with the Company's transition to new ownership;

          (2)   transactions between or among (A) the Company and/or its Restricted Subsidiaries of the Company or (B) the Company and/or one or more of its Restricted Subsidiaries and any joint venture; provided no Affiliate of the Company (other than a Restricted Subsidiary) owns Capital Stock of any such joint venture;

          (3)   Permitted Investments and Restricted Payments that are permitted by Section 4.04;

          (4)   loans or advances to employees (or Guarantees of third party loans to employees) in the ordinary course of business or pursuant to a stock loan program;

          (5)   transactions among the Company and/or one or more of its Subsidiaries effected as part of a Qualified Receivables Transaction;

          (6)   the payment to DLJMB or its Affiliates of (A) fees with respect to the offering of the Securities, to be paid on the Issue Date, in an amount not to exceed $6.0 million, (B) management, consulting and advisory fees and expenses in an aggregate amount not to exceed $2.5 million in any calendar year, (C) fees in respect of any acquisitions or dispositions in which DLJMB or its Affiliates acted as an adviser to the Company or any of its Restricted Subsidiaries in an amount not to exceed 1% of the value of such transaction, and (D) customary fees for any financing, underwriting or placement services or in respect of other commercial banking or investment banking activities;

          (7)   any agreement as in effect on the Issue Date or any amendment thereto (so long as any such amendment is not disadvantageous to the holders of the Securities in any material respect) or any transaction pursuant thereto;

          (8)   transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company or its Restricted Subsidiaries, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in each case in the reasonable determination of the Board of Directors of the Company or the senior management thereof;

          (9)   Debt permitted by Section 4.03(b)(xi) on terms that, taken as a whole, are no less favorable to the Company or the relevant Restricted Subsidiary of the Company than those that would have been obtained in a comparable transaction with an unrelated Person, or, if there is no comparable transaction, have been negotiated in good faith by the parties thereto and, if any member of management is then a member of the Board of Directors of the Company or the relevant Restricted Subsidiary, also approved by such member;

          (10) any transaction on arm's length terms with non-affiliates that become Affiliates as a result of such transaction;

          (11) the issuance of Equity Interests of the Company; and

          (12) the entering into of a Tax Sharing Agreement or any transaction pursuant thereto.

        SECTION 4.08.    Change of Control.    (a) Upon the occurrence of a Change of Control, unless all Securities have been called for redemption pursuant to Section 3.07, each Holder shall have the right to require the Company to commence an offer (a "Change of Control Offer") to repurchase such Holder's Securities at a purchase price in cash (the "Change of Control Payment") equal to 101% of the Accreted Value thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        (b)   Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

          (i)    that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the Accreted Value thereof on the date of purchase, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (ii)   the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

          (iii)  the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (iv)  the instructions, as determined by the Company, consistent with Section 3.09 and this Section 4.08, that a Holder must follow in order to have its Securities purchased.

The Company shall otherwise comply with the requirements of Section 3.09 in connection with any Change of Control offer. The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 3.09 made by the Company and the Company purchases all Securities validly tendered and not withdrawn under such Change of

Control Offer. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        SECTION 4.09.    Compliance Certificate.    The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If such Officers have such knowledge, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

        The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or Default and the action the Company is taking or proposes to take with respect thereto.

        SECTION 4.10.    Limitation on Designations of Unrestricted Subsidiaries.    (a) The Board of Directors of the Company may designate (a "Designation") any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary, so long as such Designation would not cause a Default; provided that

          (1)   any then existing Guarantee by the Company or any Restricted Subsidiary of any Debt of the Subsidiary being so designated shall be deemed an "Incurrence" of such Debt at the time of such Designation and

          (2)   either (A) the Subsidiary to be so designated has total assets of $1.0 million or less or (B) if such Subsidiary has assets greater than $1.0 million, the "Incurrence" of Debt referred to in Section 4.10(a)(1) would be permitted under Section 4.03(a).

        (b)   For purposes of making the determination of whether such Designation would cause a Default, the portion of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries (excluding Permitted Investments) in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, shall be deemed to be a Restricted Payment. Such Designation will only be permitted if such Restricted Payment would be permitted at such time.

        (c)   The Board of Directors may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"); provided that

          (1)   no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Revocation and

          (2)   all Liens and Debt of such Unrestricted Subsidiary outstanding immediately after such Revocation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture.

        (d)   Any such Designation or Revocation by the Board of Directors of the Company after the Issue Date shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such Designation or Revocation and an Officers' Certificate certifying that such Designation or Revocation complied with the foregoing provisions.

        SECTION 4.11.    Limitation on Liens.    (a) The Company shall not create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) (the "Initial Lien") that secures obligations under any Debt of the Company on any asset or property of the Company, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

          (i)    in the case of Liens securing Debt that constitutes Subordinated Debt or is otherwise subordinate or junior in right of payment to the Obligations under this Indenture or the Securities, as the case may be, the Securities are secured by a Lien on such asset, property or proceeds that is senior in priority to such Liens; or

          (ii)   in all other cases, the Securities are equally and ratably secured.

        (b)   Any Lien created for the benefit of the Holders of the Securities pursuant to Section 4.11(a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

        SECTION 4.12.    Limitation on Guarantees of Company Debt.    The Company will not permit any Restricted Subsidiary to Guarantee any Debt of the Company or to secure any Debt of the Company with a Lien on the assets of such Restricted Subsidiary, unless contemporaneously therewith (or prior thereto) effective provision is made to Guarantee or secure the Securities, as the case may be, on an equal and ratable basis with such Guarantee or Lien for so long as such Guarantee or Lien remains effective; provided, however, that any Guarantee by a Restricted Subsidiary of Subordinated Debt of the Company shall be subordinated and junior in right of payment to the contemporaneous Guarantee of the Securities by such Restricted Subsidiary; provided further, however, that the Company shall not permit a Restricted Subsidiary to secure any Subordinated Debt of the Company or to Guarantee any Equity Interests of the Company.

        SECTION 4.13.    Limitation on the Line of Business.    The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than any Permitted Business, except to such extent as is not material to the Company and its Restricted Subsidiaries taken as a whole.

        SECTION 4.14.    Corporate Existence.    Except as otherwise permitted by Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, franchise or corporate existence with respect to each such Restricted Subsidiary if the Board of Directors of the Company shall determine that the loss thereof would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

ARTICLE V

Successor Company

        SECTION 5.01.    Merger, Consolidation and Sale of All or Substantially All Assets of the Company.     (a) The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

          (1)   the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (2)   the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Securities, this Indenture and any Registration Rights Agreement pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

          (3)   immediately before and immediately after giving effect to such transaction (including giving effect to any Debt being Incurred in connection in with the transaction) no Default or Event of Default exists; and

          (4)   except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, either (A) be permitted to Incur at least $1.00 of additional Debt pursuant to Section 4.03(a) or (B) have a Consolidated Coverage Ratio at least equal to the Consolidated Coverage Ratio of the Company for such four-quarter reference period.

        (b)   Notwithstanding Sections 5.01(a)(3) and 5.01(a)(4), (1) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and (2) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

        (c)   For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the assets and properties of the Company (determined on a consolidated basis for the Company and its Subsidiaries), shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        (d)   Upon any consolidation or merger in which the Company is not the continuing corporation, or any transfer of all or substantially all of the assets of the Company in each case in accordance with the foregoing, the surviving corporation or the Person formed by or surviving any such consolidation or merger shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Securities, this Indenture and any Registration Rights Agreement with the same effect as if such surviving corporation or the Person formed by or surviving any such merger or consolidation had been named as such.

ARTICLE VI

Defaults and Remedies

        SECTION 6.01.    Events of Default and Remedies.

        (a)   Each of the following constitutes an "Event of Default" with respect to the Securities:

          (1)   default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Securities;

          (2)   default in payment when due of the principal of or premium, if any, the Securities (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or an Asset Sale Offer);

          (3)   failure by the Company for 30 days after receipt of notice from the Trustee or the holders of at least 25% in principal amount at maturity of the then outstanding Securities to comply with Section 4.03, 4.04, 4.06, 4.08, 4.11, 4.12 or 5.01;

          (4)   failure by the Company for 60 days after receipt of notice from the Trustee or the holders of at least 25% in principal amount at maturity of the then outstanding Securities specifying such failure to comply with any of its other agreements in this Indenture or the Securities;

          (5)   failure by the Company or any Restricted Subsidiary that is a Significant Subsidiary to pay any Debt within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of all such Debt unpaid or accelerated at the time exceeds $25.0 million;

          (6)   any judgment or decree for the payment of money in excess of $25.0 million (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) is entered against the Company or any Significant Subsidiary that is a Restricted Subsidiary of the Company and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed;

          (7)   the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

            (A)  commences a voluntary case;

            (B)  consents to the entry of an order for relief against it in an involuntary case;

            (C)  consents to the appointment of a Custodian of it or for any substantial part of its property;

            (D)  makes a general assignment for the benefit of its creditors;

        or takes any comparable action under any foreign laws relating to insolvency; or

          (8)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (A)  is for relief against the Company or any Significant Subsidiary in an involuntary case;

            (B)  appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

            (C)  orders the winding up or liquidation of the Company or any Significant Subsidiary;

  or any similar relief is granted under any foreign laws and the order or decree relating thereto remains unstayed and in effect for 60 days.

        The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effect by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        For purposes of this Section 6.01, the term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

        A Default under Section 6.01(a)(3) or (4) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the outstanding Securities notify the Company in writing by registered or certified mail, return receipt requested, of the Default and the Company does not cure such Default within the time specified in Sections 6.01(a)(3) and (4) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

        SECTION 6.02.    Acceleration.

        (a)   If an Event of Default (other than an Event of Default specified in Section 6.01(a)(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company in writing, or the Holders of at least 25% in principal amount at maturity of the outstanding Securities by notice in writing to the Company, may declare the Accreted Value of and accrued but unpaid interest on all the Securities the "Default Amount" to be due and payable. Upon such a declaration, the Default Amount shall be due and payable immediately. Notwithstanding the foregoing, if an Event of

Default specified in Section 6.01(a)(8) or (9) occurs, the Default Amount on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders.

        (b)   At any time after a declaration of acceleration with respect to the Securities as described in Section 6.02(a), the Holders of a majority in aggregate principal amount at maturity of the Securities may rescind and cancel such declaration and its consequences: (1) if the rescission would not conflict with any judgment or decree; (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        SECTION 6.03.    Other Remedies.    If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative (to the extent permitted by law).

        SECTION 6.04.    Waiver of Past Defaults.    The Holders of a majority in principal amount at maturity of the Securities then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of or premium on, the Securities. When a Default is waived, it is deemed cured and ceases to exist and any Event of Default arising therefrom shall be deemed to have been cured and waived for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

        SECTION 6.05.    Control by Majority.    The Holders of a majority in aggregate principal amount at maturity of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        SECTION 6.06.    Limitation on Suits.    Except to enforce the right to receive payment of principal, premium, if any, or interest or Additional Interest, if any, when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

          (1)   such Holder has previously given the Trustee notice that an Event of Default is continuing;

          (2)   Holders of at least 25% in aggregate principal amount at maturity of the outstanding Securities have made a written request to the Trustee to pursue the remedy;

          (3)   such Holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

          (4)   the Trustee has not complied with request within 60 days after the receipt of the request and the offer of security or indemnity; and

          (5)   the Holders of a majority in aggregate principal amount at maturity of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period.

        A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

        SECTION 6.07.    Rights of Holders to Receive Payment.    Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest and Additional Interest, if any, on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

        SECTION 6.08.    Collection Suit by Trustee.    If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

        SECTION 6.09.    Trustee May File Proofs of Claim.    The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company or any Subsidiary, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

        SECTION 6.10.    Priorities.    If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

        FIRST:    to the Trustee for amounts due under Section 7.07;

        SECOND:    to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, and any Additional Interest without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, and interest, respectively, and any Additional Interest; and

        THIRD:    to the Company.

        The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.

        SECTION 6.11.    Undertaking for Costs.    In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount at maturity of the Securities.

        SECTION 6.12.    Waiver of Stay or Extension Laws.    The Company (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

Trustee

        SECTION 7.01.    Duties of Trustee.

        (a)   If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

        (b)   Except during the continuance of an Event of Default:

          (1)   the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c)   The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1)   this paragraph does not limit the effect of Section 7.01(b);

          (2)   the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3)   the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

        (d)   Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

        (e)   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

        (f)    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

        (g)   No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        (h)   Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

        SECTION 7.02.    Rights of Trustee.    Subject to Section 7.01:

        (a)   The Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document.

        (b)   Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

        (c)   The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d)   The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

        (e)   The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

        (f)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount at maturity of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

        (g)   The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

        (h)   The permissive rights of the Trustee to take any action enumerated in this Indenture shall not be construed as a duty to take such action.

        (i)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer has actual knowledge thereof or unless a Trust Officer receives written notice thereof at its Corporate Trust Office specified in Section 10.02, from the Company or a Holder that such Default or Event of Default has occurred, and such notice references the Securities and this Indenture.

        (j)    The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

        (k)   The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

        (l)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

        (m)  In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

        SECTION 7.03.    Individual Rights of Trustee.    The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

        SECTION 7.04.    Trustee's Disclaimer.    The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

        SECTION 7.05.    Notice of Defaults.    If a Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium, if any, interest or Additional Interest, if any, on any Security, the Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of Securityholders. If a Default occurs and is continuing and a Senior Officer of the Company has actual knowledge of such Default, the Company shall deliver to the Trustee written notice of such Default, which notice shall include the status of such Default and any action being taken or proposed to be taken by the Company with respect thereto. Notwithstanding anything to the contrary expressed in this Indenture, the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder, except in the case of an Event of Default under Section 6.01(a)(1) or (2) hereof (provided that the Trustee is Paying Agent), unless and until a Trust Officer receives written notice thereof at its Corporate Trust Office specified in Section 10.02, from the Company or a Holder that such Default or Event of Default has occurred.

        SECTION 7.06.    Reports by Trustee to Holders.    The Trustee shall transmit to the Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. To the extent that any such report is required by the TIA with respect to any 12-month period, such report shall cover the 12-month period ending December 15 and shall be transmitted by the next succeeding February 15. A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

        SECTION 7.07.    Compensation and Indemnity.    The Company shall pay to the Trustee from time to time such compensation as is agreed to in writing by the Trustee and Company for the Trustee's services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee and its officers, directors, shareholders, agents and employees (each, an "Indemnified Party") for and hold each Indemnified Party harmless against any and all loss, damage, claims, liability or expense (including reasonable attorneys' fees and expenses) including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by them without negligence or willful misconduct on their part arising out of or in connection with the acceptance or administration of this Indenture or the Securities and the performance of their duties hereunder, including the cost and expense of enforcing this Indenture against the Company (including this Section 7.07), and defending itself against any claim (whether asserted by a Holder or any other person) The Trustee and its officers, directors, shareholders, agents and employees in its capacity as Paying Agent, Registrar, Custodian and agent for service of notice and demands shall have the full benefit of the foregoing indemnity as well as all other benefits, rights and privileges accorded to the Trustee in this Indenture when acting in such other capacity. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company shall defend the claim and the Indemnified Party shall provide reasonable cooperation at the Company's expense in the defense. Such Indemnified Parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes such Indemnified Parties' defense and, in such Indemnified Parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an Indemnified Party through such party's own willful misconduct, negligence or bad faith. The Company need not pay any settlement made without its consent (which consent shall not be unreasonably withheld). To secure the Company's payment obligations in this Section 7.07 and all other obligations to the Trustee pursuant to this Indenture, including all fees, expenses, and rights to indemnification, the Trustee shall have a lien on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any Additional Interest on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. The Trustee's right to receive payment of any amounts due under this Indenture shall not be subordinated to any other Debt of the Company and the Securities shall be subordinate to the Trustee's rights to receive such payment. The Company's payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

        SECTION 7.08.    Replacement of Trustee.    The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount at maturity of the Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

        If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount at maturity of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate principal amount at maturity of the Securities may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

        If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

        SECTION 7.09.    Successor Trustee by Merger.    If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided, that such Person shall be qualified and eligible under this Article VII.

        In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

        SECTION 7.10.    Eligibility; Disqualification.    The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

        SECTION 7.11.    Preferential Collection of Claims Against Company.    The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII

Discharge of Indenture; Defeasance

        SECTION 8.01.    Legal Defeasance and Covenant Defeasance.

        (a)   The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.01(b) or 8.01(c) hereof be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

        (b)   Upon the Company's exercise under Section 8.01(a) hereof of the option applicable to this Section 8.01(b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.02 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Securities and any Security Guarantee on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Securities, which Securities shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.03 hereof and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all their other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Article VIII hereof, as more fully set forth in such Article, payments in respect of the principal of, premium, if any, and interest and Additional Interest, if any, on such Securities when such payments are due, (2) the Company's obligations with respect to the Securities under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.09, 7.07 and 7.08, which shall survive until the Securities have been paid in full (thereafter, the Company's obligations in Section 7.07 shall survive), and (3) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.01(b) notwithstanding the prior exercise of its option under Section 8.01(c) hereof.

        (c)   Upon the Company's exercise under Section 8.01(a) hereof of the option applicable to this Section 8.01(c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.02 hereof, be released from their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and 5.01(a)(4) hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration of act of Holders (and the consequences of any thereof) in connection with such Sections, but shall continue to be deemed "outstanding" for all the other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01(a) hereof of the option applicable to this Section 8.01(c) hereof, subject to the satisfaction of the conditions set forth in Section 8.02, Sections 6.01(3), 6.01(4) (with respect to compliance with Sections 4.02, 4.05, 4.07, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.14), 6.01(a)(5), 6.01(a)(6), 6.01(a)(7) or 6.01(a)(8) (with respect to Subsidiaries of the Company only) shall not constitute Events of Default.

        SECTION 8.02.    Conditions to Legal or Covenant Defeasance.    The following shall be the conditions to the application of either Section 8.01(b) or 8.01(c) hereof to the outstanding Securities:

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a)   the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, Government Notes, or a combination thereof, in such amounts as will be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Additional Interest, if any, on the outstanding Securities on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Securities are being defeased to maturity or to a particular redemption date;

          (b)   in the case of an election under Section 8.01(b) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c)   in the case of an election under Section 8.01(c) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States, reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d)   the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (e)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

          (f)    such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (g)   the Company shall have delivered to the Trustee an Opinion of Counsel, subject to customary assumptions and exclusions, to the effect that after the 91st day following the deposit pursuant to Section 8.02(a), the trust funds will not be part of any "estate" formed by the bankruptcy or reorganization of the Company or subject to the "automatic stay" under the Bankruptcy Law, or in the case of a Covenant Defeasance, will be subject to a first priority Lien in favor of the Trustee for the benefit of the Holders;

          (h)   the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

          (i)    the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

        SECTION 8.03.    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.    Subject to Section 8.04 hereof, all money and Government Notes (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.03, the "Trustee") pursuant to Section 8.02 hereof in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

        Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Notes held by it as provided in Section 8.02 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.02(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

        SECTION 8.04.    Repayment to Company.    Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium and Additional Interest, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium and Additional Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company, cause to be published once, in the New York Times (national edition) and the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

        SECTION 8.05.    Reinstatement.    If the Trustee or Paying Agent is unable to apply any United States dollars or Government Notes in accordance with this Article VIII by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article VIII; provided, however, that, if the Company makes any payment of principal of, premium and Additional Interest, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

        SECTION 8.06.    Satisfaction and Discharge.    Upon the request of the Company, this Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities, as expressly provided for herein or pursuant hereto), the Company will be discharged from their obligations under the Securities and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, any Registration Rights Agreement and the Securities when:

          (a)   either (1) all the Securities theretofore authenticated and delivered (other than mutilated, destroyed, lost or stolen Securities that have been replaced or paid and Securities that have been subject to defeasance under this Article VIII) have been delivered to the Trustee for cancelation or (2) all Securities not theretofore delivered to the Trustee for cancelation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for such purpose in an amount sufficient to pay and discharge the entire

  Debt on such Securities not theretofore delivered to the Trustee for cancelation, for principal (and premium, if any, on) and interest on the Securities to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

          (b)   the Company has paid or caused to be paid all sums payable under this Indenture by the Company; and

          (c)   the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of this Indenture and the Securities have been complied with.

        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to clause (a)(2) of this Section 8.06, the obligations of the Trustee under Section 8.03 and Section 2.04 shall survive such satisfaction and discharge.

ARTICLE IX

Amendments and Waivers

        SECTION 9.01.    Without Consent of Holders.    The Company and the Trustee may amend or supplement this Indenture and the Securities without notice to or consent of any Securityholder:

          (1)   to cure any ambiguity, defect or inconsistency;

          (2)   to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

          (3)   to provide for the assumption of the Company's obligations to Holders of Securities in the case of a merger, consolidation or sale of assets;

          (4)   to provide for Guarantors;

          (5)   to make any change that would provide any additional rights or benefits to the Holders of Securities or that, as determined by the Board of Directors of the Company in good faith, does not adversely affect the legal rights of any such Holder under this Indenture or the Securities;

          (6)   to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

          (7)   to make any change to Article II, Section 4.01 or the Exhibits hereto that applies only to Additional Securities (other than a change relating to other provisions of this Indenture incorporated or referenced in Article II, Section 4.01 or any such Exhibit).

        After an amendment under this Section 9.01 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

        SECTION 9.02.    With Consent of Holders.    The Company and the Trustee may amend or supplement this Indenture and the Securities and without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount at maturity of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), and any existing Default or compliance with any provisions of this Indenture, the Securities or the Security Guarantees may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities. Notwithstanding the foregoing, without the consent of each Securityholder affected, an amendment or waiver may not (with respect to any Securities held by a non-consenting Holder):

          (i)    reduce the principal amount at maturity of Securities whose Holders must consent to an amendment, supplement or waiver;

          (ii)   reduce the principal amount at maturity or Accreted Value of or change the calculation of Accreted Value so as to reduce the Accreted Value at any time, reduce any premium payable upon optional redemption of the Securities or otherwise alter the provisions with respect to the redemption of the Securities (other than provisions relating to Sections 4.06, 4.08 and 3.09);

          (iii)  reduce the rate of or extend the time for payment of interest on any Security;

          (iv)  waive a Default or Event of Default in the payment of principal of or premium, if any, interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount at maturity of the Securities and a waiver of the payment default that resulted from such acceleration as provided in this Indenture);

  (v)
  make any Security payable in money other than that stated in the Securities;

          (vi)  impair the right of any Holder of the Securities to receive payment of principal of or premium, if any, or interest on such Holder's Securities on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

  (vii)
  make any change in the foregoing amendment or waiver provisions; or

  (viii)
  make any change in the ranking or priority of any Security that would adversely affect the Holders.

        It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment under this Section 9.02 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

        SECTION 9.03.    Compliance with Trust Indenture Act.    Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

        SECTION 9.04.    Revocation and Effect of Consents and Waivers.    A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. Except if otherwise specified in such amendment or waiver, an amendment or waiver becomes effective once the requisite number of consents are received by the Company or the Trustee.

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

        SECTION 9.05.    Notation on or Exchange of Securities.    If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

        SECTION 9.06.    Trustee to Sign Amendments.    The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture that such amendment is the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

        SECTION 9.07.    Payment for Consent.    Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE X

Miscellaneous

        SECTION 10.01.    Trust Indenture Act Controls.    If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

        SECTION 10.02.    Notices.    Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:
Jostens Holding Corp. 5501 American Boulevard West Minneapolis, MN 55437
Attention of: General Counsel
with copies to:
Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Attention: Todd R. Chandler, Esq.
if to the Trustee:
BNY Midwest Trust Company 2 North LaSalle Street, Suite 1020 Chicago, IL 60602
Attention of: Corporate Trust Administration

        The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

        Any notice or communication mailed to a Securityholder shall be made in compliance with Section 313(c) of the TIA and mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

        Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

        SECTION 10.03.    Communication by Holders with Other Holders.    Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

        SECTION 10.04.    Certificate and Opinion as to Conditions Precedent.    Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture (other than with respect to the issuance of Initial Securities as provided herein), at the request of the Trustee the Company shall furnish to the Trustee:

          (1)   an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2)   an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

        To the extent applicable, the Company shall comply with Section 314(c)(3) of the TIA.

        SECTION 10.05.    Statements Required in Certificate or Opinion.    Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1)   a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3)   a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

          (4)   a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

        SECTION 10.06.    When Securities Disregarded.    In determining whether the Holders of the required principal amount at maturity of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

        SECTION 10.07.    Rules by Trustee, Paying Agent and Registrar.    The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

        SECTION 10.08.    Legal Holidays.    A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

        SECTION 10.09.    GOVERNING LAW.    THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        SECTION 10.10.    No Recourse Against Others.    A director, officer, incorporator, employee, stockholder or Affiliate as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

        SECTION 10.11.    Successors.    All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

        SECTION 10.12.    Multiple Originals.    The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

        SECTION 10.13.    Table of Contents; Headings.    The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

        SECTION 10.14.    Severability.    In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

        SECTION 10.15.    No Adverse Interpretation of Other Agreements.    This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

        IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

JOSTENS HOLDING CORP.,
by:	Name: Title:
BNY MIDWEST TRUST COMPANY, AS TRUSTEE,
by:	Name: Title:

Exhibit A

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

        [[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend]

        THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

        THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF

THE SECURITIES ACT, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[Temporary Regulation S Global Security Legend]

        EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

        AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

        AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN AN IAI GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN

COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

        BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY OR AN IAI GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

[Physical Securities Legend]

        IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

JOSTENS HOLDING CORP.

10 1/4% SENIOR DISCOUNT NOTE DUE 2013

No.	CUSIP No.
$

        JOSTENS HOLDING CORP., a Delaware corporation (the "Company"), promises to pay to "Cede & Co.", or its registered assigns, the principal amount at maturity of                        in U.S. Dollars on                        , 2013.

Interest Payment Dates:	June 1 and December 1
Record Dates:	May 15 and November 15

        Additional provisions of this Security are set forth on the other side of this Security.

        IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

JOSTENS HOLDING CORP.,
	By:	/s/ DAVID A. TAYEH Name: David A. Tayeh Title: Chief Financial Officer
Dated: December 2, 2003
TRUSTEE'S CERTIFICATE OF AUTHENTICATION
BNY MIDWEST TRUST COMPANY, as Trustee, certifies that this is one of the Securities referred to in the Indenture, by:
Authorized Signatory

[FORM OF REVERSE SIDE OF INITIAL SECURITY]
10 1/4% Senior DISCOUNT Note due 2013

1.
Accreted Value; Interest

        JOSTENS HOLDING CORP., a Delaware corporation (the "Company"), promises to pay interest on the principal amount at maturity of this Security at the rate per annum shown above, plus Additional Interest, if any, payable pursuant to the relevant Registration Rights Agreement.

        All references in this Security, in any context, to Accreted Value or any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement.

        No cash interest will accrue on the Securities prior to December 1, 2008. The Accreted Value of each Security will increase from the date of issuance until December 1, 2008 at a rate of 10 1/4% per annum, reflecting the accrual of non-cash interest, such that the Accreted Value will equal the stated principal amount at maturity on December 1, 2008. Cash interest on the Securities will accrue at the rate of 10 1/4% per annum from December 1, 2008, or from the most recent date to which interest has been paid or provided for, and will be payable semiannually in arrears on June 1 and December 1 of each year, commencing on June 1, 2009. The Company will make each interest payment to the holders of record of the Securities on the immediately preceding May 15 and November 15. The Company will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        "Accreted Value" means, as of any date (the "Specified Date"), the amount provided below for each $1,000 principal amount at maturity of Securities:

  (a)
  if the Specified Date occurs on one of the following dates (each, a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

Semi-Annual Accrual Date	Accreted Value
Issue Date	$606.82
June 1, 2004	$637.75
December 1, 2004	$670.43
June 1, 2005	$704.79
December 1, 2005	$740.91
June 1, 2006	$778.88
December 1, 2006	$818.80
June 1, 2007	$860.76
December 1, 2007	$904.88
June 1, 2008	$951.25
December 1, 2008	$1,000.00
  (b)
  if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (1) the original issue price of a note and (2) an amount equal to the product of (A) the Accreted Value for the first Semi-Annual Accrual Date less such original issue price multiplied by (B) a fraction, the numerator of which is the number of days from the Issue Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Issue Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

  (c)
  if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal to the sum of (1) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (2) an amount equal to the product of (A) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (B) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of 12 30-day months, and the denominator of which is 180 (or, if the Semi-Annual Accrual Date immediately preceding the Specified Date is the Issue Date, the denominator of which is the number of days from and including the Issue Date to and excluding the next Semi-Annual Accrual Date); or

  (d)
  if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

        Notwithstanding the foregoing, if additional interest accrues on the Securities on or prior to December 1, 2008 as a result of a Registration Default under the Registration Rights Agreement, such additional interest will be added to the Accreted Value, and the Accreted Value as of any Specified Date will equal the sum of (A) the Accreted Value, as calculated above, as of the date such additional interest began to accrue, plus (B) the amount of interest that would accrue on the Accreted Value from time to time on a daily basis at a rate of interest per annum equal to the sum of 10 1/4% per annum plus the rate of such additional interest as applicable from time to time, compounded semi-annually on each Semi-Annual Accrual Date from the date such additional interest began to accrete through the Specified Date, computed on the basis of a 360-day year of twelve 30-day months. If such an event were to occur, the Accreted Value on and after the last Semi-Annual Accrual Date would exceed $1,000.

2.
Method of Payment

        The Company will pay interest (except defaulted interest) on the Securities to the Persons who are registered holders of Securities at the close of business on the May 15 or the November 15 immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money or by wire transfer of federal funds.

3.
Paying Agent and Registrar

        Initially, BNY MIDWEST TRUST COMPANY (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Company or any domestically organized Wholly Owned Restricted Subsidiary may act as Paying Agent, Registrar or co-registrar.

4.
Indenture

        The Company issued the Securities under an Indenture dated as of December 2, 2003 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

        The Securities are senior discount obligations of the Company, of which $247,200,000 in aggregate principal amount at maturity will be initially issued on the Issue Date. Subject to the conditions set forth in the Indenture, the Company may issue an unlimited amount of Additional Securities. This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities, the Additional Securities and any Exchange Securities and Private Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities, the Additional Securities, the Exchange Securities and the Private Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of Debt and the issuance of Preferred Stock by the Company and its Restricted Subsidiaries; the payment of dividends and other payments by the Company and its Restricted Subsidiaries; Investments; sales of assets of the Company and Restricted Subsidiaries; certain transactions with Affiliates; the lines of business in which the Company and its Restricted Subsidiaries may operate; Liens; Guarantees and consolidations, mergers and transfers of all or substantially all of the Company's assets. In addition, the Indenture prohibits certain restrictions on distributions from Restricted Subsidiaries.

5.
Optional Redemption

        On or after December 1, 2008, the Securities will be subject to redemption at any time at the option of the Company, in whole or in part, at the redemption prices (expressed in percentages of Accreted Value of the Securities on the redemption date), plus accrued interest thereon, if any, to the redemption date, (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 1 of the years set forth below:

Period	Redemption Price
2008	105.125%
2009	103.417
2010	101.708
2011 and thereafter	100.000

        In addition, at any time and from time to time, prior to December 1, 2006, the Company may redeem up to 35% of the aggregate principal amount at maturity of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of Accreted Value thereof at the redemption date) of 110.25% plus accrued and unpaid interest to the redemption date, (with the net cash proceeds from one or more Equity Offerings); provided, however, that at least 65% of the aggregate principal amount at maturity of Securities (which includes Additional Securities issued under the Indenture) remains outstanding immediately after the occurrence of such redemption (other than the Securities held, directly or indirectly by the Company or its Affiliates); and provided further that each such redemption shall occur within 90 days after the date of the related Equity Offering.

        Prior to December 1, 2008, the Securities may be redeemed in whole or in part at the option of the Company at a redemption price equal to 100% of the Accreted Value of the Securities at the redemption date plus the Applicable Premium as of the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each Holder's registered address not less than 30 nor more than 60 days prior to the redemption date.

6.
Notices of Redemption

        Notices of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address all in accordance with the Indenture. If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Securities with a principal amount at maturity of $1,000 or less shall be redeemed in part; provided further, however, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Securities or portions thereof for redemption shall be made by the Trustee on a pro rata basis only or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. If any Security is to be redeemed in part only, the notice of redemption that relates to that Security shall state the portion of the principal amount at maturity thereof to be redeemed. On and after the redemption date, Accreted Value ceases to accrete and interest ceases to accrue, in each case to the extent applicable, on Securities or portions of them called for redemption unless the Company defaults in making the redemption payment.

7.
Repurchase at the Option of the Holder

        Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions set forth in the Indenture, to require the Company to repurchase all or any part (equal to $1,000 aggregate principal amount at maturity or an integral multiple thereof) of the Securities of such Holder at a purchase price equal to 101% of the Accreted Value thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

8.
Denominations; Transfer; Exchange

        The Securities are in registered form without coupons in denominations of $1,000 aggregate principal amount at maturity and whole multiples of $1,000 aggregate principal amount at maturity. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

9.
Persons Deemed Owners

        The registered Holder of this Security may be treated as the owner of it for all purposes.

10.
Unclaimed Money

        If money for the payment of Accreted Value, principal, premium, if any, or interest remains unclaimed for two years, the Paying Agent shall pay the money back to the Company at its request, or if then held by the Company or a Wholly Owned Restricted Subsidiary, shall be discharged from such trust (unless an abandoned property law designates another Person for payment thereof). After any such payment, Holders entitled to the money must look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company or such permitted Wholly Owned Restricted Subsidiary as trustee thereof, shall thereupon cease.

11.
Defeasance

        Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Indenture, any Registration Rights Agreement and the

Securities if the Company deposits with the Trustee money or Government Notes for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

12.
Amendments and Waivers

        Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount at maturity outstanding of the Securities and (ii) any existing Default or noncompliance with any provision of the Indenture or the Securities (other than payment of principal and interest) may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code), to provide for the assumption of the Company's obligations to Holders of Securities in the case of a merger, consolidation or sale of assets, to provide for Guarantors, to make any change that would provide any additional rights or benefits to the Holders of Securities or that, as determined by the Board of Directors of the Company in good faith, does not adversely affect the legal rights of any such Holder under the Indenture or the Securities, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or to provide for the issuance of Additional Securities in compliance with Article II and Section 4.03 of the Indenture.

13.
Defaults and Remedies

        Under the Indenture, an Event of Default occurs if there is: (i) default for 30 days in the payment when due of interest on, the Securities; (ii) default in payment when due of the principal of the Securities (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or an Asset Sale Offer); (iii) failure by the Company for 30 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Securities to comply with Section 4.03, 4.04, 4.06, 4.08, 4.11, 4.12 or 5.01 of the Indenture; (iv) failure by the Company for 60 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Securities specifying such failure to comply with any of its other agreements in the Indenture or the Securities; (v) the failure by the Company or any Restricted Subsidiary that is a Significant Subsidiary to pay any Debt within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of all such Debt unpaid or accelerated at the time exceeds $25.0 million; (vi) any judgment or decree for the payment of money in excess of $25.0 million (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) is entered against the Company or any Significant Subsidiary of the Company that is a Restricted Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; or (vii) certain events of bankruptcy or insolvency or reorganization of the Company or any Significant Subsidiary.

        Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount at maturity of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a

Default in payment of principal, premium, if any, or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

14.
Trustee Dealings with the Company

        Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.
No Personal Liability of Directors, Officers, Employees and Stockholders

        No past, present or future director, officer, employee, incorporator, agent, stockholder or Affiliate of the Company will have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

16.
Governing Law

        THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

17.
Authentication

        This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.
Abbreviations

        Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

19.
CUSIP Numbers

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

JOSTENS HOLDING CORP.
5501 American Boulevard West
Minneapolis, Minnesota 55437

Attention of Secretary

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

          (Print or type assignee's name, address and zip code)

          (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                        agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

____________________________________________________________

Date: _____________________ Your Signature:  _____________________

 ____________________________________________________________
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or
(2)	☐
inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or
(3)	☐
to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or
(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or
(5)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or
(6)	☐	pursuant to another available exemption from registration under the Securities Act; or
(7)	☐	pursuant to an effective registration statement under the Securities Act;

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4), (5) or (6) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.
Signature
Signature Guarantee:
Signature must be guaranteed	Signature

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

S SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

        The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount at maturity of this Global Security	Amount of increase in Principal amount at maturity of this Global Security	Principal amount at maturity of this Global Security following such decrease or increase)	Signature of authorized officer of Trustee or Custodian for the Securities

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Security purchased by the Company pursuant to Section 3.09, 4.06 or 4.08 of the Indenture, check the box:

☐

        If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.09, 4.06 or 4.08 of the Indenture, state the amount in principal amount at maturity: $    •

Date:	Your Signature:	(Sign exactly as your name appears on the other side of this Security.)
Signature Guarantee: (Signature must be guaranteed)

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit B

[FORM OF FACE OF EXCHANGE SECURITY
OR PRIVATE EXCHANGE SECURITY]*/**/

*/ If the Security is to be issued in global form add the Global Securities Legend from Exhibit A and the attachment from such Exhibit A captioned "[TO BE ATTACHED TO GLOBAL SECURITIES]—SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

**/ If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit A and replace the Assignment Form included in this Exhibit B with the Assignment Form included in such Exhibit A.

JOSTENS HOLDING CORP.

10 1/4% SENIOR DISCOUNT NOTE DUE 2013

No.	CUSIP No.
$

        JOSTENS HOLDING CORP., a Delaware corporation (the "Company"), promises to pay to                         , or its registered assigns, the principal amount at maturity of                          in U.S. Dollars on                        , 2013.

Interest Payment Dates: Record Dates:	June 1 and December 1 May 15 and November 15

        Additional provisions of this Security are set forth on the other side of this Security.

        IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

JOSTENS HOLDING CORP.
By
Name: David A. Tayeh Title: Chief Financial Officer

Dated: December 2, 2003

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

BNY MIDWEST TRUST COMPANY,
as Trustee, certifies that
this is one of the Securities
referred to in the Indenture,

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF EXCHANGE SECURITY OR
PRIVATE EXCHANGE SECURITY]
10 1/4% SENIOR DISCOUNT NOTE DUE 2013

1.
Accreted Value; Interest

        JOSTENS HOLDING CORP., a Delaware corporation (the "Company"), promises to pay interest on the principal amount at maturity of this Security at the rate per annum shown above, plus Additional Interest, if any, payable pursuant to the relevant Registration Rights Agreement.

        All references in this Security, in any context, to Accreted Value or any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement.

        No cash interest will accrue on the Securities prior to December 1, 2008. The Accreted Value of each Security will increase from the date of issuance until December 1, 2008 at a rate of 10 1/4% per annum, reflecting the accrual of non-cash interest, such that the Accreted Value will equal the stated principal amount at maturity on December 1, 2008. Cash interest on the Securities will accrue at the rate of 10 1/4% per annum from December 1, 2008, or from the most recent date to which interest has been paid or provided for, and will be payable semiannually in arrears on June 1 and December 1 of each year, commencing on June 1, 2009. The Company will make each interest payment to the holders of record of the Securities on the immediately preceding May 15 and November 15. The Company will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        "Accreted Value" means, as of any date (the "Specified Date"), the amount provided below for each $1,000 principal amount at maturity of Securities:

  (e)
  if the Specified Date occurs on one of the following dates (each, a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

Semi-Annual Accrual Date	Accreted Value
Issue Date	$606.82
June 1, 2004	$637.75
December 1, 2004	$670.43
June 1, 2005	$704.79
December 1, 2005	$740.91
June 1, 2006	$778.88
December 1, 2006	$818.80
June 1, 2007	$860.76
December 1, 2007	$904.88
June 1, 2008	$951.25
December 1, 2008	$1,000.00
  (f)
  if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (1) the original issue price of a note and (2) an amount equal to the product of (A) the Accreted Value for the first Semi-Annual Accrual Date less such original issue price multiplied by (B) a fraction, the numerator of which is the number of days from the Issue Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Issue Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

  (g)
  if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal to the sum of (1) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (2) an amount equal to the product of (A) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (B) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of 12 30-day months, and the denominator of which is 180 (or, if the Semi-Annual Accrual Date immediately preceding the Specified Date is the Issue Date, the denominator of which is the number of days from and including the Issue Date to and excluding the next Semi-Annual Accrual Date); or

  (h)
  if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

        Notwithstanding the foregoing, if additional interest accrues on the Securities on or prior to December 1, 2008 as a result of a Registration Default under the Registration Rights Agreement, such additional interest will be added to the Accreted Value, and the Accreted Value as of any Specified Date will equal the sum of (A) the Accreted Value, as calculated above, as of the date such additional interest began to accrue, plus (B) the amount of interest that would accrue on the Accreted Value from time to time on a daily basis at a rate of interest per annum equal to the sum of 10 1/4% per annum plus the rate of such additional interest as applicable from time to time, compounded semi-annually on each Semi-Annual Accrual Date from the date such additional interest began to accrete through the Specified Date, computed on the basis of a 360-day year of twelve 30-day months. If such an event were to occur, the Accreted Value on and after the last Semi-Annual Accrual Date would exceed $1,000.

2.
Method of Payment

        The Company will pay interest (except defaulted interest) on the Securities to the Persons who are registered holders of Securities at the close of business on the May 15 or the November 15 immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money or by wire transfer of federal funds.

3.
Paying Agent and Registrar

        Initially, BNY MIDWEST TRUST COMPANY (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Company or any domestically organized Wholly Owned Restricted Subsidiary may act as Paying Agent, Registrar or co-registrar.

4.
Indenture

        The Company issued the Securities under an Indenture dated as of December 2, 2003 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

        The Securities are senior discount obligations of the Company, of which $247,200,000 in aggregate principal amount at maturity will be initially issued on the Issue Date. Subject to the conditions set forth in the Indenture, the Company may issue an unlimited amount of Additional Securities. This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities, the Additional Securities and any Exchange Securities and Private Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities, the Additional Securities, the Exchange Securities and the Private Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of Debt and the issuance of Preferred Stock by the Company and its Restricted Subsidiaries; the payment of dividends and other payments by the Company and its Restricted Subsidiaries; Investments; sales of assets of the Company and Restricted Subsidiaries; certain transactions with Affiliates; the lines of business in which the Company and its Restricted Subsidiaries may operate; Liens; Guarantees and consolidations, mergers and transfers of all or substantially all of the Company's assets. In addition, the Indenture prohibits certain restrictions on distributions from Restricted Subsidiaries.

5.
Optional Redemption

        On or after December 1, 2008, the Securities will be subject to redemption at any time at the option of the Company, in whole or in part, at the redemption prices (expressed in percentages of Accreted Value of the Securities on the redemption date), plus accrued interest thereon, if any, to the redemption date, (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 1 of the years set forth below:

Period	Redemption Price
2008	105.125%
2009	103.417
2010	101.708
2011 and thereafter	100.000

        In addition, at any time and from time to time, prior to December 1, 2006, the Company may redeem up to 35% of the aggregate principal amount at maturity of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of Accreted Value thereof at the redemption date) of 110.25% plus accrued and unpaid interest to the redemption date, (with the net cash proceeds from one or more Equity Offerings); provided, however, that at least 65% of the aggregate principal amount at maturity of Securities (which includes Additional Securities issued under the Indenture) remains outstanding immediately after the occurrence of such redemption (other than the Securities held, directly or indirectly by the Company or its Affiliates); and provided further that each such redemption shall occur within 90 days after the date of the related Equity Offering.

        Prior to December 1, 2008, the Securities may be redeemed in whole or in part at the option of the Company at a redemption price equal to 100% of the Accreted Value of the Securities at the redemption date plus the Applicable Premium as of the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each Holder's registered address not less than 30 nor more than 60 days prior to the redemption date.

6.
Notices of Redemption

        Notices of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address all in accordance with the Indenture. If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Securities with a principal amount at maturity of $1,000 or less shall be redeemed in part; provided further, however, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Securities or portions thereof for redemption shall be made by the Trustee on a pro rata basis only or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. If any Security is to be redeemed in part only, the notice of redemption that relates to that Security shall state the portion of the principal amount at maturity thereof to be redeemed. On and after the redemption date, Accreted Value ceases to accrete and interest ceases to accrue, in each case to the extent applicable, on Securities or portions of them called for redemption unless the Company defaults in making the redemption payment.

7.
Repurchase at the Option of the Holder

        Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions set forth in the Indenture, to require the Company to repurchase all or any part (equal to $1,000 aggregate principal amount at maturity or an integral multiple thereof) of the Securities of such Holder at a purchase price equal to 101% of the Accreted Value thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

8.
Denominations; Transfer; Exchange

        The Securities are in registered form without coupons in denominations of $1,000 aggregate principal amount at maturity and whole multiples of $1,000 aggregate principal amount at maturity. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

9.
Persons Deemed Owners

        The registered Holder of this Security may be treated as the owner of it for all purposes.

10.
Unclaimed Money

        If money for the payment of Accreted Value, principal, premium, if any, or interest remains unclaimed for two years, the Paying Agent shall pay the money back to the Company at its request, or if then held by the Company or a Wholly Owned Restricted Subsidiary, shall be discharged from such trust (unless an abandoned property law designates another Person for payment thereof). After any such payment, Holders entitled to the money must look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company or such permitted Wholly Owned Restricted Subsidiary as trustee thereof, shall thereupon cease.

11.
Defeasance

        Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Indenture, any Registration Rights Agreement and the Securities if the Company deposits with the Trustee money or Government Notes for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

12.
Amendments and Waivers

        Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount at maturity outstanding of the Securities and (ii) any existing Default or noncompliance with any provision of the Indenture or the Securities (other than payment of principal and interest) may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code), to provide for the assumption of the Company's obligations to Holders of Securities in the case of a merger, consolidation or sale of assets, to provide for Guarantors, to make any change that would provide any additional rights or benefits to the Holders of Securities or that, as determined by the Board of Directors of the Company in good faith, does not adversely affect the legal rights of any such Holder under the Indenture or the Securities, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or to provide for the issuance of Additional Securities in compliance with Article II and Section 4.03 of the Indenture.

13.
Defaults and Remedies

        Under the Indenture, an Event of Default occurs if there is: (i) default for 30 days in the payment when due of interest on, the Securities; (ii) default in payment when due of the principal of the Securities (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or an Asset Sale Offer); (iii) failure by the Company for 30 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Securities to comply with Section 4.03, 4.04, 4.06, 4.08, 4.11, 4.12 or 5.01 of the Indenture; (iv) failure by the Company for 60 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Securities specifying such failure to comply with any of its other agreements in the Indenture or the Securities; (v) the failure by the Company or any Restricted Subsidiary that is a Significant Subsidiary to pay any Debt within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of all such Debt unpaid or accelerated at the time exceeds $25.0 million; (vi) any judgment or decree for the payment of money in excess of $25.0 million (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) is entered against the Company or any Significant Subsidiary of the Company that is a Restricted Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; or (vii) certain events of bankruptcy or insolvency or reorganization of the Company or any Significant Subsidiary.

        Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount at maturity of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

14.
Trustee Dealings with the Company

        Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.
No Personal Liability of Directors, Officers, Employees and Stockholders

        No past, present or future director, officer, employee, incorporator, agent, stockholder or Affiliate of the Company will have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

16.
Governing Law

        THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

17.
Authentication

        This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.
Abbreviations

        Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

19.
CUSIP Numbers

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

JOSTENS HOLDING CORP.
5501 American Boulevard West
Minneapolis, Minnesota 55437

Attention of Secretary

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

        (Print or type assignee's name, address and zip code)

        (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                        agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Security purchased by the Company pursuant to Section 3.09, 4.06 or 4.08 of the Indenture, check the box:

☐

        If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.09, 4.06 or 4.08 of the Indenture, state the amount in principal amount at maturity: $    •

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit C

[Form of
Transferee Letter of Representation]

JOSTENS HOLDING CORP.
5501 American Boulevard West
Minneapolis, Minnesota 55437

Attention of Secretary

        [                ]
        [                ]
        [                ]

Ladies and Gentlemen:

        This certificate is delivered to request a transfer of $[    ] principal amount at maturity of the 10 1/4% Senior Discount Notes Due 2013 (the "Securities") of Jostens Holding Corp. (the "Company").

        Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

        The undersigned represents and warrants to you that:

        1.    We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount at maturity of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

        2.    We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount at maturity of the Securities of $250,000, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available), (vi) pursuant to another available exemption from registration

C-1

under the Securities Act or (vii) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vii) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE:	,

by:

C-2

QuickLinks

  EXECUTION COPY Exhibit 4.1
TABLE OF CONTENTS
ARTICLE I Definitions and Incorporation by Reference
ARTICLE II The Securities
ARTICLE III REDEMPTION
ARTICLE IV Covenants
ARTICLE V Successor Company
ARTICLE VI Defaults and Remedies
ARTICLE VII Trustee
ARTICLE VIII Discharge of Indenture; Defeasance
ARTICLE IX Amendments and Waivers
ARTICLE X Miscellaneous
CROSS-REFERENCE TABLE
ARTICLE I Definitions and Incorporation by Reference
ARTICLE II The Securities
ARTICLE III REDEMPTION
ARTICLE IV Covenants
ARTICLE V Successor Company
ARTICLE VI Defaults and Remedies
ARTICLE VII Trustee
ARTICLE VIII Discharge of Indenture; Defeasance
ARTICLE IX Amendments and Waivers
ARTICLE X Miscellaneous
  Exhibit A
[FORM OF FACE OF INITIAL SECURITY]
ASSIGNMENT FORM
S SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
OPTION OF HOLDER TO ELECT PURCHASE
  Exhibit B
[FORM OF FACE OF EXCHANGE SECURITY OR PRIVATE EXCHANGE SECURITY]*/**/
ASSIGNMENT FORM
  Exhibit C
[Form of Transferee Letter of Representation]